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                                                                    EXHIBIT 99.7

                           ASSET PURCHASE AGREEMENT

                                  dated as of

                               January 21, 2000

                                     Among

                            VITEC DC HOLDING CORP.
                                 ("Purchaser")

                                      AND

                        MATTHEWS STUDIO EQUIPMENT GROUP
                                      AND
                           DUKE CITY HOLDINGS, INC.
                                  ("Parent")

                                      AND

                             DUKE CITY VIDEO, INC.,
                                   ("Seller")
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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement"), is dated as of January 21, 2000, between VITEC DC HOLDING CORP., a Delaware corporation ("Purchaser"), which is a wholly-owned subsidiary of Vitec Group U.S. Holdings, Inc., a Delaware corporation, and MATTHEWS STUDIO EQUIPMENT GROUP, a California corporation ("Matthews"), and DUKE CITY HOLDINGS, INC., a California corporation, which is a wholly-owned subsidiary of Matthews ("Holdings," and, together with Matthews, the "Parent") and DUKE CITY VIDEO, INC., a New Mexico corporation doing business as Duke City Studio, which is a wholly-owned subsidiary of Holdings ("Seller").

                             W I T N E S S E T H:

     WHEREAS, Seller engages in the business providing rental services of audio, video, film and professional grip equipment, as well as various levels of production expertise, crews and expendable supplies to the film and television production industry, including, without limitation, all that business and activity of Seller and its Affiliates engaged in under the name of Duke City (the "Business"); and

     WHEREAS, Seller and Parent desire to sell, and Purchaser desires to purchase, on the terms and conditions set forth herein, all of the assets of Seller and all the assets of the Business held by Seller and Parent, other than Excluded Assets (as defined herein);

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

     SECTION 1.1  Definitions.

     The following terms, as used herein, have the following meanings:

     "Accounts Receivable" shall mean all accounts receivable of the Seller that are recorded on the accounting records of Seller as of the Closing Date in accordance with GAAP and are due and payable without further performance by Seller or Purchaser.

     "Acquired Assets" means all the rights, properties, assets of every description, Claims and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located (each, an "Asset") owned, leased, operated, managed or otherwise used as of the Closing Date by Seller or otherwise constituting part of the Business (including, without limitation, those assets specifically described or set forth on Schedule A hereto), including, without limitation, all equipment and assets held for rental and any other equipment (including, but not limited to, computer, test, engineering, office and manufacturing equipment, and any other equipment held for rental); all stores, inventories and parts; all warranty rights and guarantees; causes of action, Claims, demands, rights of recovery and suits in each case arising from or relating to the Acquired Assets; goodwill; all supplies, vehicles, automobiles, trucks, tools, spare parts and similar property; furniture, office furnishings and fixtures; all Claims, rights and benefits under

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contracts or purchase orders which are specifically assumed by Purchaser herein;
all prepaid deposits in connection with contracts to be performed in whole or in part after the Closing Date (including without limitation the Assigned Contracts); all telephone numbers directed or assigned to the Business or Seller or otherwise associated with the Marks, to the extent transferable; all accreditations, trade names and service marks and registrations and applications therefor, including, without limitation, the trade names "Duke City," and "Duke City Studios;" Marks, logos, trademark application and registrations;
Copyrights, copyright application and registrations; Intellectual Property Assets; all Trade Secrets, know-how, licenses, customer lists and files, proprietary or technical information; all computer hardware set forth on Schedule A, and computer software resident therein; the "Avail" computer software, hardware used in connection with the Avail software and data generated by the Avail software; all data relating to the Seller, the Business or the Acquired Assets generated by or contained in the Accpac software or any other software (but the Accpac software shall not be an Acquired Asset); all websites and domain names of Seller or relating to the Business; all financial, inventory, marketing, personnel, and other books and records and product literature; governmental permits, approvals and authorizations, to the extent transferable; all business records and plans; and all licenses, assignments, secrecy and royalty agreements relating to any proprietary rights or Trade Secrets or Intellectual Property Assets. The Acquired Assets shall also include those rights, properties and assets of Parent or any of its Affiliates constituting, arising from or relating to, directly or indirectly, the Business. Notwithstanding the foregoing, the Acquired Assets shall not include the Excluded Assets.

     "Affiliate" of any Person means any other Person that, either directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

     "Agreed Value" shall have the meaning set forth in Section 2.2(b).

     "Albuquerque Facility" means that certain parcel of real property located at 4121 Cutler Avenue Northeast, Albuquerque, New Mexico.

     "Assigned Contracts" means all contracts, agreements, concessions, commitments, licenses and understandings (other than Governmental
Authorizations) which are set forth on Schedule B.

     "Avail Listing" shall mean that certain Avail Listing attached hereto as a part of Schedule A.

     "Bill of Sale" means the Bill of Sale pertaining to the sale of the Acquired Assets to Purchaser by Seller and Parent, the form of which is attached hereto as Exhibit 1.

     "Burbank Facility" means that certain real property located at 7511 San Fernando Road, Sun Valley, California.

     "Business" has the meaning set forth in the recitals to this Agreement.

     "Business Day" means any day that is not a Saturday or Sunday or a day on which banks located in Los Angeles, California are authorized or required to be closed.

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     "CERCLA" means the United States Comprehensive Environmental Response,
Compensation, and Liability Act, 42 U.S.C. `9601 et seq., as amended.

     "Claim" means any claim, demand, action, arbitration, audit, hearing, inquiry, investigation, litigation, suit (whether civil, criminal, administrative, investigative, or informal), commenced or brought by any Person, or conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Closing" has the meaning set forth in Section 3.1(a) of this Agreement.

     "Closing Date" has the meaning set forth in Section 3.1(a) of this Agreement.

     "Closing Date Payment" has the meaning set forth in Section 2.2(a) of this Agreement.

     "Closing Documents" means all documents, certificates and agreements executed and delivered in connection with the execution or consummation of this Agreement or any of the Transactions, including, but not limited to, the Bill of Sale and the Trademark Assignments.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" has the meaning set forth in Section 9.1(a) of this Agreement.

     "Consent" means any approval, consent, ratification, waiver, notification, permit, Order or other authorization (including any Governmental Authorization), or any exemption from or registration, declaration or filing with, any Governmental Body or any Person.

     "Continuation Coverage" has the meaning set forth in Section 6.2(b) of this Agreement.

     "Contract" means any note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, concession, franchise, license, prime contract, subcontract, ordering agreement, letter, obligation, promise, or undertaking (whether written or oral and whether express or implied), and all amendments, modifications and options thereunder or relating thereto.

     "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Copyrights" has the meaning set forth in Section 4.15(a)(iii) of this Agreement.

     "Dallas Facility" means that certain real property located at 1001 North Union Bower Road, Suite 130, Irving, Texas 75061.

     "Damages" means Liabilities, Claims, costs, attorneys' fees, damages (including incidental and consequential damages), settlements, fines, penalties, losses and expenses (including costs of investigation and defense and reasonable attorney's fees), whether or not involving a third party claim.

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     "DCV Security Agreement" means that certain Security Agreement between
Seller and Purchaser in the form and content as set forth in Exhibit 2 attached hereto, and the accompanying UCC-1 financing statement in form and content appropriate for filing with the Secretary of State of California.

     "Employee" or "Employees" has the meaning set forth in Section 6.1(a) of this Agreement.

     "Encumbered Assets Adjustment" has the meaning set forth in
     Section 2.2(c)(ii).

     "Encumbrance" means any security interest, mortgage, lien, charge, Claim, condition, equitable interest, pledge, right of first refusal, option, easement, servitude, license, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, transfer, voting, receipt of income or other exercise of any attributes of ownership or any community property rights.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental Affiliate" means any of Seller's Affiliates, or any predecessor of the Seller or Parent, or any other Person for whose conduct Seller or Parent, or any of their respective predecessors, is or may be held liable under statute or common law.

     "Environmental, Health, and Safety Liabilities" means any Damages or other liability arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination (attributable to the disposal, generation or use of Hazardous Materials by Seller or an Environmental Affiliate), occupational safety and health, and regulation of chemical substances or products);

     (b) Damages, Orders, Claims, Liabilities and/or reasonable response, investigative, remedial or inspection costs and reasonable expenses arising under Environmental Law or Occupational Safety and Health Law which are attributable to the actions or status of Seller or an Environmental Affiliate;

     (c) legal liability or financial responsibility under Environmental Law or Occupational Safety and Health Law which is attributable to the actions or status of Seller or an Environmental Affiliate and results in (i) cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions ("Cleanup") under applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person), (ii) reasonable costs of Cleanup resulting from the presence of Hazardous Materials and (iii) any natural resource damages.

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     The terms "removal," "remedial," and "response action" shall have the meanings described in CERCLA.

     "Environmental Law" means any Legal Requirement and Orders that requires or relates to:


     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencement of Hazardous Activities that could have significant impact on the Environment.

     (b) preventing or reducing to acceptable levels the release of pollutants or Hazardous Materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of Hazardous Materials that are generated;

     (d)  protecting resources, species, or ecological amenities;

     (e) reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials, pollutants, or other potentially harmful substances;

     (f) cleaning up Hazardous Materials or pollutants that have been released, preventing the threat of such release, or paying the costs of such clean up or prevention; or

     (g) making responsible parties pay private parties, or groups of them, for Damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "Environmental Property" means the Facilities or any other properties or assets used, owned, leased, operated or controlled by Seller or any of its Environmental Affiliates, has or has previously had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by an Environmental Affiliate, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received by Seller or any Environmental Affiliate.

     "Equipment Lease Payments" has the meaning set forth in Section 2.2(a)(iv)(A).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations promulgated thereunder.

     "Excluded Assets" means (i) the Albuquerque Facility, all buildings and improvements located at the Albuquerque Facility, all furniture, fixtures, office equipment and office supplies (including, but not limited to, computer, test, engineering, office and manufacturing equipment), and all other contents (other than the assets set forth on Schedule 2.2(a)(v)), located at the Albuquerque Facility, (ii) all leasehold improvements (to the extent owned by Seller) at the

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Facilities, (iii) cash, cash equivalents, prepaid expenses and deposits by
Seller and Accounts Receivable of Seller (other than relating to Straddle Contracts), (iv) other than as otherwise provided herein, all causes of action, Claims, demands and rights of recovery arising out of or relating to the operation and conduct of the Business prior to the Closing (but not relating to the Acquired Assets), (v) all coverage of any of the Excluded Assets under insurance policies maintained in respect of the Business; (vi) all computer software (other than the Avail software) and data generated thereby which does not relate to the Seller or the Business; (vii) rights under the Settlement Agreement and Mutual Release dated April 1, 1999 among the Seller, Harold Jay Lefkovitz and the other parties named therein, (viii) those current assets not used by Seller or in the Business in the ordinary course of business and set forth on Schedule C attached hereto, (ix) any office furniture and equipment owned by Matthews (or any Affiliate of Matthews other than Seller) which is located at Matthews facility at 3111 North Kenwood Street, Burbank, California and which is used for administrative and ancillary support of Seller, and (x) those other assets listed on Schedule C. In no event shall the Excluded Assets include any assets listed on the Avail Listing, except for those excluded assets set forth on Schedule C.

     "Facilities" means the Burbank Facility and the Dallas Facility.

     "Governmental Authorization" means any approval, Consent, license, permit, waiver, certification, endorsement, qualification or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" means any federal, state, local, foreign or other court or governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder, and any tribunal, administrative agency, commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, recycling, receiving or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

     "Hazardous Materials" means any waste or other substance, including any admixture or solution thereof, that is listed, defined or designated to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law (including, but not limited to, petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain dissolved fluid containing polychlorinated biphenyls
(PCBs) and radon gas).

     "Income Tax" or "Income Taxes" has the meaning set forth in Section 6.6(c) of this Agreement.

     "Indemnitee" has the meaning set forth in Section 7.1(e) of this Agreement.

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     "Intellectual Property Assets" has the meaning set forth in Section 4.15(a)
of this Agreement.

     "Inventory" means all components, spare parts and office and other supplies.

     "Knowledge" has the following meaning: An individual will be deemed to have "Knowledge" of a particular fact or other matter if;

     (a)  such individual is actually aware of such fact or other matter; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     Seller will be deemed to have "Knowledge" of a particular fact or other matter if any executive officer or key employee of the Seller or any of its Affiliates, or any officer or employee whose primary work location was, prior to the Closing Date, located at the Facilities (including without limitation those Persons set forth on Schedule D) has, or at any time had, Knowledge of such fact or other matter.

     "Leases" has the meaning set forth in Section 4.2(a) of this Agreement.

     "Legal Requirement" or "Law" means any federal, state, local, municipal, foreign, international, multinational, supranational or other administrative order, constitution, law, code, rule, directive, ordinance, principle of common law, regulation, statute, treaty, policy or standard, and similar provisions having the force or effect of law, and any Order of any Governmental Body.

     "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute, contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

     "Marks" has the meaning set forth in Section 4.15(a)(i) of this Agreement.

     "Maximum Purchase Price" shall have the meaning set forth in
     Section 2.2(a)(iv).

     "Maximum Secured Balance" shall have the meaning set forth in
     Section 2.2(a).

     "Missing Assets Adjustment" has the meaning set forth in Section 2.2(b).

     "Multiemployer Plan" has the meaning set forth in Section 4.9(c) of this Agreement.

     "Net Book Value" shall mean, with respect to a particular asset, the acquisition cost of such asset, less amortized depreciation based on a straight-line, 60 month amortization.

     "Occupational Safety and Health Law" means any Legal Requirement or Order designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or

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sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" means any award, decision, summons, writ, injunction, judgment, order, ruling, compliance agreement, Consent, subpoena, citation, notice, demand letter, directive, decree or verdict entered, issued, made, given or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business", as to an action taken by a Person, means:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of such Person.

     "Patents" has the meaning set forth in Section 4.15(a)(ii) of this Agreement.

     "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Body or other government or political subdivision or an agency or instrumentality thereof.

     "Plan" or "Plans" has the meaning set forth in Section 4.9(a) of this Agreement.

     "Proprietary Rights Agreement" has the meaning set forth in Section 4.17(b) of this Agreement.

     "Purchase Price" has the meaning set forth in Section 2.2(a) of this Agreement.

     "Purchaser Indemnified Parties" means Purchaser and its Affiliates, officers, employees, advisors and agents.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, disposing or other releasing into the Environment, whether intentional or unintentional.

     "Secured Party" means each secured party, lessor, lender or other Person (other than Purchaser and Seller and Parent) claiming a security or other interest in or to any or all of the Acquired Assets.

     "Seller Indemnified Parties" has the meaning set forth in Section 7.1(b) of this Agreement.

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     "Seller Indemnitors" shall mean the Seller and Parent.

     "Straddle Contract" shall have the meaning set forth in Section 6.9(a).

     "Tax" or "Taxes" means (i) all taxes, charges, fees, imposts, levies, interest, penalties or additions to tax or other assessments or fees of any kind (whether federal, state, local or foreign), including, without limitation, any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by Seller, payroll, employment, excise (including the golden parachute excise tax imposed by Section 4999 of the Code and the greenmail excise tax imposed by Section 5881 of the Code), severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever imposed by a Governmental Body, (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payments of such amounts was determined or taken into account with reference to the liability of any other person, or arising from the consummation of the Transactions, and
(iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "Tax Return" or "Tax Returns" means any return, report, information return or other documents (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Laws, regulations or administrative requirements relating to any Taxes.

     "Trademark Assignment" means the assignment relating to the Seller's New Mexico state trademark registration, the form of which is attached hereto as
Exhibit 3.

     "Trade Secrets" has the meaning set forth in Section 4.15(a)(v) of this Agreement.

     "Transactions" means all of the transactions contemplated by this Agreement, including (i) the sale of the Acquired Assets to Purchaser, and the purchase of such Acquired Assets by Purchaser, (ii) the execution and delivery of this Agreement and the Closing Documents, (iii) the performance by the Seller and Parent and the Purchaser of their respective covenants and obligations under this Agreement, and (iv) the acquisition and ownership of, and the exercise of control over, the Acquired Assets by the Purchaser.

     "Transfer Taxes" has the meaning set forth in Section 6.6(b) of this Agreement.

     "UCC Release" means, with respect to each Secured Party, either (i) one or more UCC termination statements duly executed by such Secured Party in form and content reasonably satisfactory to Purchaser and its counsel, terminating any and all UCC financing statements in favor of such Secured Party, along with a statement from the Secured Party providing that such Secured Party does not claim any security or other interest in any Acquired Assets, or (ii) a statement, in form and content reasonably satisfactory to Purchaser and its counsel, executed by

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such Secured Party, which states the total amount due to such Secured Party, and which provides that upon receipt by such Secured Party of payment of such amount, such Secured Party will promptly deliver to Purchaser one or more UCC termination statements, each in form and content reasonably satisfactory to Purchaser and its counsel, and will no longer claim any security interest in any Acquired Assets.

     "Unreturned Assets" and "Unreturned Assets Adjustment" have the meanings set forth in Section 2.2(c)(i).

     "WARN" has the meaning set forth in Section 4.16(f) of this Agreement.

               SECTION 2.  PURCHASE, SALE AND ASSUMPTION

     SECTION 2.1  Purchase and Sale.  On the Closing Date, Seller and its
                  -----------------
Affiliates hereby sell, convey and assign to Purchaser, and Purchaser agrees to purchase, on the Closing Date, free and clear of all Encumbrances (except to the extent contemplated by Section 2.2), all of the right, title and interest as of the Closing Date of Seller or any Affiliate of Seller (to the extent such Affiliate holds any such right, title or interest) in and to the Acquired Assets.

     SECTION 2.2  Purchase Price.
                  --------------

     (a)   Purchase Price.  The aggregate purchase price for the Acquired Assets
           --------------
shall equal an amount calculated as follows: $12,250,000 (Twelve Million Two Hundred and Fifty Thousand Dollars) (the "Maximum Purchase Price"), less an amount equal to the sum of (i) the Unreturned Assets Adjustment, (ii) the Encumbered Assets Adjustment, (iii) the Taxes Adjustment, as defined below, (iv) the Indemnification Adjustment, as defined below, and (v) the Missing Assets Adjustment (such Maximum Purchase Price, as so reduced, the "Purchase Price"). At the Closing, Purchaser shall pay, with respect to the Purchase Price, to Seller or to such other Persons as Seller shall have designated the sum of $2,000,000 by wire transfer (the "Closing Date Payment"). The balance of the Purchase Price shall be paid as follows:

     (i) $250,000, less an amount equal to the Unreturned Assets Adjustment, shall be paid to Seller 90 days following the Closing Date;

     (ii) $800,000, less any liability of the Seller for unpaid sales taxes which became due on or prior to the Closing Date, other than sales taxes payable as a result of the purchase of the Acquired Assets by Purchaser from Seller pursuant to this Agreement (the "Taxes Adjustment"), shall be paid to Seller on the earlier of (a) the expiration of the applicable statute of limitations with respect to liability for unpaid sales taxes, (b) the date Purchaser receives certificates from the States of California and Texas (to the extent a certificate is available from the State of Texas), and other reasonable written evidence satisfactory to Purchaser that (1) all such sales taxes have been paid,
(2) no other sales taxes are due, and (3) the Purchaser has no liability for any other sales taxes (other than sales taxes which become due and payable as a result of the sale of the Acquired Assets to Purchaser by Seller), or (c) the date Purchaser receives an opinion of Seller's counsel satisfactory to Purchaser that, after due inquiry of all applicable taxing authorities, including, without limitation, the California State Board of Equalization, Purchaser is not, and will not be, liable for any sales taxes relating to Seller, the Business or the Acquired Assets arising prior to the Closing Date;

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     (iii) $500,000, less any amount then due to Purchaser pursuant to the indemnification provisions contained in Section 7 of this Agreement (the "Indemnification Adjustment"), shall be paid to Seller one year from the Closing Date;

     (iv) at such time as Purchaser shall be satisfied that it has received (x) a complete list of all outstanding UCC financing statements with respect to all of the Acquired Assets, along with a schedule showing the maximum amount of each obligation secured by each such UCC financing statement (the "Maximum Secured Balance"), and (y) evidence reasonably satisfactory to Purchaser that there are no other Encumbrances or UCC financing statements covering any of the Acquired Assets, and (z) evidence satisfactory to Purchaser that, upon obtaining UCC Releases for all of the outstanding UCC financing statements shown on the referenced list, it will receive good and marketable title to all of the Acquired Assets, $8,393,000, less the sum of (1) the Missing Assets Adjustment and (2) any payment made to Seller pursuant to Section 2.2(a)(iv)(F), (the "Unpaid Balance") shall be paid on Seller's behalf as follows and in the following order:

               (A) First, at such time as Purchaser shall have received one or more UCC Releases from each Secured Party listed on Schedule 2.2(a)(iv)(A) and good and marketable title (pursuant to bills of sale executed by the Secured Parties identified on Schedule 2.2(a)(iv)(A) in favor of Purchaser), free and clear of any Encumbrances or UCC financing statements, with respect to the equipment leased by such Secured Parties to Seller or Parent, the amounts set forth in Schedule 2.2(a)(iv)(A) (or such other amounts as are then due to such Secured Parties) shall be paid to the Secured Parties identified in Schedule 2.2(a)(iv)(A) (the "Equipment Lease Payments");

               (B) Second, after payment of the Equipment Lease Payments to each Secured Party listed on Schedule 2.2(a)(iv)(A), and only to the extent the Unpaid Balance exceeds the Equipment Lease Payments, at such time as Purchaser shall have received evidence satisfactory to Purchaser that satisfactory UCC Releases and good and marketable title have been received by Purchaser such that the Agreed Value of the Acquired Assets which (x) are then free of any Encumbrance, and (y) with respect to which Purchaser has received good and marketable title, is in excess of all other payments paid to or on behalf of Seller, plus the total amount payable to trade creditors and accounts payable as set forth in Schedule 2.2(a)(iv)(B), the amounts set forth in Schedule 2.2(a)(iv)(B) shall be paid to Seller's trade creditors and accounts payable identified in Schedule 2.2(a)(iv)(A) by check (the "Trade Payables");

               (C) Third, after payment of the Equipment Lease Payments to each of the Secured Party listed on Schedule 2.2(a)(iv)(A) and the Trade Payables, Purchaser shall pay to Seller an amount equal to $8,293,000, less an amount equal to the (a) Equipment Lease Payments, (b) the Trade Payables, (c) the estimated balance or amount as of the Closing Date of the obligations owed to General Creditors, as defined below, and (d) the Maximum Secured Balance (subject to adjustment pursuant to Section 2.2(b)(iv)(F) (without duplication of any obligation referred to in (a), (b) or (c)).

               (D) Fourth, after payment of the Equipment Lease Payments to each of the Secured Parties listed on Schedule 2.2(a)(iv)(A) and the Trade Payables, and only to the extent the Unpaid Balance exceeds the Equipment Lease Payments and the Trade Payables, at such time as Purchaser shall have received evidence satisfactory to Purchaser that sufficient UCC Releases have been received by Purchaser such that the Agreed Value of the Acquired Assets (x) which are then free of any Encumbrance, and (y) with respect to which Purchaser has received good and marketable title, is in excess of all other payments paid to or on behalf of Seller, plus the total amount payable to any other party (a "General Creditor") who has an Encumbrance on any of the Acquired Assets, or to whom payment is otherwise required in order to obtain free and clear title to and possession of an Acquired Asset (including, without limitation, all equipment vendors), an amount sufficient to pay all General Creditors the amounts to which they are entitled, as approved by Seller;

               (E) Fifth, the remaining Unpaid Balance, if any, shall be paid to Seller at such time as Purchaser has received (a) UCC Releases with respect to any and all currently effective UCC financing statements creating any Encumbrance on any of the Acquired Assets, and (b) an opinion of Seller's counsel reasonably satisfactory to Purchaser (x) that each and all of the UCC financing statements set forth on Schedule 2.2(a)(iv)(C) has been terminated,
(y) that Purchaser has received good and marketable title to the Acquired Assets, and (z) that, to such counsel's Knowledge, there are no other Encumbrances on the Acquired Assets (subject to Section 2.2(a)(iv)(F)).

               (F)  Miscellaneous Unresolved UCC Financing Statements.

                    (1) In the event Seller is unable to provide a UCC Release for, or a definite maximum amount of the obligation underlying, a UCC financing statement (an "Unliquidated UCC"), in respect of a UCC financing statement which creates an Encumbrance on a specific, definable and identifiable Acquired Asset or group of Acquired Assets (the "Unliquidated UCC Secured Assets"), upon request by Seller, Purchaser shall withhold from any of the above payments an amount (the "Unliquidated UCC Reserve") equal to 110% of the Agreed Value of such Unliquidated UCC Secured Assets, and then such Unliquidated UCC shall be deemed to be released for purposes of the payments set forth in Section 2.2(a)(iv)(A), (B), (C), and (D); provided, however, the maximum amount of
                                  --------  -------
Unliquidated UCC's which shall be so deemed to be released pursuant to this paragraph shall not exceed a number which would cause the Unliquidated UCC Reserve to exceed $250,000. After Purchaser is required to make the payment pursuant to Section 2.2(a)(iv)(E), at any time Seller provides a UCC Release of an Unliquidated UCC, or such Unliquidated UCC shall expire and Seller shall deliver an opinion of Seller's counsel that such Unliquidated UCC is no longer an Encumbrance on any Acquired Asset, then Purchaser shall pay to Seller the amount of the Unliquidated UCC Reserve created with respect to such Unliquidated UCC.

                    (2) Notwithstanding the provisions of Section 2.2(a)(iv)(F)(1), in the event Seller provides to Purchaser an opinion of Seller's counsel, in form and substance satisfactory to Purchaser, which states that it is the opinion of such counsel that (i) through no fault of Seller, and after due inquiry and reasonable diligence, Seller is unable to provide a UCC Release with respect to a specific UCC financing statement, (ii) the debt or obligation underlying such UCC financing statement has been satisfied, and (iii) there are no other Encumbrance on the Acquired Assets described in such UCC financing statement, Purchaser shall pay to Seller an amount of Unliquidated UCC Reserve equal to 100% of such Acquired Assets, up to a maximum of $250,000.

               (G) Notwithstanding anything to the contrary herein, in no event shall Purchaser pay to Seller an amount in excess of $8,393,000 pursuant to this
Section 2.2(a)(iv); and

     (v) $307,000 payable upon satisfactory verification by Purchaser of (i) the existence of those certain assets set forth on Schedule 2.2(a)(v) known as the HRC Assets, (ii) documentation of ownership thereof by Seller and (iii) transfer of title thereto to Purchaser. Seller agrees to provide access to such assets as soon as practicable after Closing. Purchaser agrees to use reasonable commercial efforts to attempt, subject to reasonable access to such assets, to verify the existence, ownership and title of such assets within 15 Business Days following the Closing. Seller and Purchaser agree that the $307,000 amount shall be paid to Seller as the existence, ownership and transfer of such assets are verified and documented in accordance with the first sentence of this Section 2.2(c)(v). The amount to be paid to Seller per asset is the greater of (a) the Net Book Value of such item on the books of the Seller as of September 30, 1999 or (b) 30% of the original cost (which is agreed to be the original cost as set forth on the Avail Listing, unless such amount is in manifest error, in which case the original cost shall be as demonstrated to the parties' reasonable satisfaction) of such item. Once the existence, ownership and title to all of such assets have been so verified and documented, any and all amounts that remain unpaid from such $307,000 shall be promptly paid to Seller.

          (b)  Pre-Closing Adjustments.  The Purchase Price shall be reduced
               -----------------------
     (the "Missing Assets Adjustment") for each and every item of equipment listed on the Avail Listing, but not either (i) delivered to Purchaser on the Closing Date, or (ii) set forth on Schedule 2.2(b), which schedule sets forth each Acquired Assets in the possession of a third party pursuant to a rental agreement or for the purpose of repairing such item of equipment (the "Missing Assets"). The amount of such reduction shall be equal to the greater of (a) the Net Book Value of such item on the books of the Seller as of September 30, 1999 or (b) 30% of the original cost (which is agreed to be the original cost as set forth on the Avail Listing, unless such amount is in manifest error, in which case the original cost shall be as demonstrated to the parties' reasonable satisfaction) of such item (the "Agreed Value"); provided, however, that up to an aggregate value of
                      --------  -------
     $500,000 of missing items shall not result in a price reduction upon certification by Seller satisfactory to Purchaser that (i) (x) such items are lost or missing in good faith, (y) have not been removed by Seller or any Affiliate thereof, and, (z) after diligent search, cannot be located by Seller or any Affiliate thereof, (ii) Seller can establish that each such missing item was originally purchased for less than $500, and (iii) each such missing item is not a key part of a larger system.

     (c)  Post-Closing Adjustments.
          ------------------------

     (i)  Unreturned Assets.  Within 75 days following the Closing, the
          -----------------
Purchaser shall prepare and deliver to the Seller, a final inventory statement (the "Closing Inventory Statement"), showing (a) each and every item (the "Unreturned Assets") set forth on the Avail List, and not either (x) a Missing Asset, (y) delivered or returned to the Purchaser prior to the date of the Closing Inventory Statement, or (z) acknowledged by a third party entitled to possession of such item (pursuant to an agreement to repair such item, or pursuant to a rental contract entered into by Seller and which third party agrees to promptly return such item to

Purchaser upon expiration of such contract) to be the property of Purchaser (it being understood that items held by a third party in breach of any agreement or without the right to hold such items shall constitute Unreturned Assets), (b) the Agreed Value of each Unreturned Asset, and (c) the total reduction of the Purchase Price, which shall equal the aggregate Agreed Value of all Unreturned Assets (the "Unreturned Assets Adjustment"). Notwithstanding the foregoing, the Unreturned Assets Adjustment shall not include any items with respect to which
(i) Seller certifies to Purchaser's reasonable satisfaction that such items (A) have been lost or missing in good faith, (B) have not been removed by Seller or any Affiliate thereof, and, (C) after diligent search, cannot be located by Seller or any Affiliate thereof, (ii) Seller can establish that each such missing item was originally purchased for less than $500, and (iii) each such missing item is not a key part of a larger system, and (iv) together with the items excluded from the Missing Assets Adjustment pursuant to the proviso under
Section 2.2(b), have an Agreed Value of $500,000 or less.

               (A) Seller shall have fifteen days to produce such Unreturned Assets. No Unreturned Assets Adjustment shall be made with respect to any Unreturned Asset which is shown by Seller, by clear and convincing evidence, to have been stolen by an agent or employee of Purchaser.

               (B) Seller shall have the right within fifteen days following the delivery of the Closing Inventory Statement to either (i) object in writing to the Closing Inventory Statement and produce such Unreturned Assets, or (ii) accept such Closing Inventory Statement. Seller shall be deemed to have agreed with all items and amounts contained in the Closing Inventory Statement, except as specifically objected to in such notice. If Seller does not so object within fifteen days following delivery of the Closing Inventory Statement, the Closing Inventory Statement shall be conclusive and binding upon the parties. If Seller does so object, Seller and Purchaser shall cooperate with each other to attempt to reach a mutual agreement thereon, or, failing such mutual agreement within 20 days, the determination shall be made by a certified public accounting firm to be mutually selected by the parties within ten days following the expiration of the twenty-day resolution period or, in the absence of agreement on the selection of one public accounting firm, then by a "big five" certified public accounting firm selected by lot immediately thereafter after eliminating Seller's, Parent's and Purchaser's, or their Affiliates', accountants and auditors and any other accounting firm employed by Seller or Purchaser during the two years prior to the date of this Agreement (the "Auditor"). The Seller and Purchaser shall deliver to the Auditor copies of any schedules or documentation which may be reasonably required by the Auditor to make its determination. The Seller and Purchaser shall be entitled to make presentations to the Auditor in connection therewith. The Seller and Purchaser shall use all reasonable efforts to cause the Auditor to promptly complete such determination. The determination of the Auditor shall be final and binding upon the parties. The costs and fees of the Auditor shall be borne one-half by the Seller and one-half by Purchaser.

               (C) Purchaser shall use its commercially reasonable best efforts to provide to Seller an estimate of the Closing Inventory Statement within 30 days following the Closing Date, and an updated estimate of the Closing Inventory Statement within 60 days following the Closing Date. Such estimated Closing Inventory Statements shall be subject to revision and amendment by Purchaser at any time, and Purchaser shall have no Liability for any inaccuracies in any such estimated Closing Inventory Statement.

     (ii)   Encumbered Assets.  The Purchase Price shall be further reduced by
            -----------------
the value of each Acquired Asset which is not delivered to Purchaser free and clear of any Encumbrance, including any Encumbrance created by any UCC financing Statement, within one year following the Closing Date (the "Encumbered Assets Adjustment"). The amount of the Encumbered Assets Adjustment shall be equal to the sum of the Agreed Value of each Acquired Asset which is subject to any Encumbrance (other than an Encumbrance created by Purchaser) both on the Closing Date and on the date which is one year following the Closing Date. On the date which is one year following the Closing Date, Purchaser shall reduce the Purchase Price (and any amount then payable by Purchaser to Seller) by the Encumbered Assets Adjustment. If on such date Purchaser is then obligated to pay to Seller an amount less than the Encumbered Assets Adjustment, Seller shall pay to Purchaser the amount by which the Encumbered Asset Adjustment exceeds the amount payable to Seller by Purchaser.

     (iii)  Newly Acquired Assets.  To the extent that Seller has acquired after
            ---------------------
January 1, 2000 assets which are not otherwise included in Acquired Assets (which assets are set forth on Schedule 2.2 (c)(iii)) and relate to the Business, the Unreturned Assets Adjustment and/or the Unencumbered Asset Adjustment shall be reduced by the Agreed Value of such assets as set forth on
Schedule 2.2(c)(iii) up to an aggregate of $50,000 to the extent such assets are transferred to Purchaser and included in Acquired Assets.

     SECTION 2.3  Assumption of Assumed Liabilities.
                  ---------------------------------

     Subject to the terms and conditions set forth herein, Purchaser agrees that, at the time of the Closing, Purchaser shall assume and thereafter pay, perform or discharge, as the case may be, only liabilities arising after the Closing pursuant to those certain contracts which are specifically listed on
Schedule 2.3 (the "Assumed Liabilities").

     Except to the extent specifically set forth on Schedule 2.3, Purchaser is not assuming, and shall not be bound by, any obligations or Liabilities of Seller of any kind or nature, known, unknown, expressed, implied, contingent or otherwise, other than the Assumed Liabilities. In particular, but not in limitation of the foregoing sentence, Purchaser is not assuming any obligations or Liabilities with respect to which provision for indemnification of Purchaser has been made in Sections 6 or 7 of this Agreement.

                              SECTION 3.  CLOSING

     SECTION 3.1  Closing.
                  -------

     (a) Subject to the terms and conditions set forth herein, the closing (the "Closing") of the purchase and sale of the Acquired Assets pursuant hereto shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP at 1999 Avenue of the Stars, 16th Floor, Los Angeles, California 90067, at 5:00PM on or prior to January 21, 2000, or such other date as the parties mutually agree (the date of the Closing being herein called the "Closing Date").

     (b) At the Closing, Seller shall deliver or cause to be delivered to Purchaser all documents and instruments necessary to transfer to Purchaser all of the right, title and interest of Seller in and to the Acquired Assets. Such documents and instruments shall include:

     (i) A Consent, Waiver and Release in form attached hereto as Exhibit 3.1(b) hereto, executed by each of Carlos D. DeMattos, Parent, The Chase Manhattan Bank, ING Equity Partners, L.P. I (and any Affiliates thereof who are creditors of Parent or Seller) and Whitman Breed Abbott & Morgan LLP.

          (ii)   an executed Bill of Sale;

          (iii)  the executed Trademark Assignment;

     (iv) a good standing certificate for each of Parent and Seller from the Secretary of State of their respective states of incorporation, including a certification by the taxing authorities thereof, including without limitation the California Franchise Tax Board, as to the payment of business taxes;

     (v) a certificate from the Secretary of each of the Seller and Parent that all of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), were accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the schedules attached hereto, except those representations and warranties which are qualified as to materiality, in which case such representations and warranties were accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date;

     (vi) an opinion of counsel to the Seller in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel; and

     (c) At the Closing, Seller shall have executed and delivered the DCV Security Agreement.

     (d) At the Closing, Purchaser will pay to Seller the Closing Date Payment by wire transfer or certified check. With respect to any wire transfer of the Closing Date Payment, Seller shall identify to Purchaser the bank account or accounts to which the Closing Date Payment shall be delivered by Purchaser not later than one business day prior to the Closing Date.

     (e) At the Closing, title to all of the Acquired Assets shall pass to Purchaser (subject to Encumbrances as contemplated by Section 2.2(b)).

     (f) Promptly after the Closing, Seller shall, and Parent shall cause all of its Affiliates to, cease using the names "Duke City," "Duke City Video," or any other Mark included in the Acquired Assets, and any variants thereof; provided, however, that Seller and its Affiliates shall have such time as is reasonably necessary (not to exceed 30 days) to redesign and change the ShowbizMart.com website in order to comply with the obligation set forth in the preceding clause.

   SECTION 4.  REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

     Seller and Parent jointly and severally make each of the following representations and warranties to Purchaser, and Seller and Parent acknowledge that Purchaser is specifically relying on each of such representations and warranties, and, but for such representations and warranties, Purchaser would not enter into this Agreement.

     Section 4.1  Authorization; Contravention.
                  ----------------------------

     (a) Seller is duly organized under the laws of the state of New Mexico, and is validly existing and in good standing under the laws of the states of New Mexico and California and each other jurisdiction where the ownership of its properties and the conduct of the Business so require and in which the failure so to qualify or register could in the aggregate have a material adverse effect on the Business or the Acquired Assets, with full corporate power to own its properties and to engage in the Business as presently conducted and as represented to Purchaser. Seller has delivered to Purchaser copies of the organizational documents of Seller, as currently in effect.

     Except as set forth in Schedule 4.1(a), the execution and delivery, and the performance by Seller of this Agreement and the Closing Documents, and the consummation of the Transactions, will not, directly or indirectly (with or without notice or lapse of time or both):

     (i) contravene or constitute a default under any provision of Seller's articles of incorporation or by-laws or any resolution adopted by its board of directors or shareholders or (y) any applicable law, regulation or Order binding upon Seller, the Business, or any of its properties, including, without limitation, the Acquired Assets,

     (ii) contravene or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation of any Encumbrance upon the Business or any of the Acquired Assets, under any agreement or other instrument binding upon Seller, the Business, or any of the Acquired Assets,

     (iii) contravene, conflict with, or result in a violation of any Law, regulation or Order, or any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Business or any of the Acquired Assets,

     (iv) cause any of the Acquired Assets to be reassessed or revalued by any taxing authority or other Governmental Body (other than such reassessment ordinarily imposed on purchasers of assets in transactions similar in nature to the Transactions),

     (v) cause the Purchaser to become subject to, or become liable for the payment of, any Tax (other than the Transfer Taxes and Taxes to be incurred by Purchaser in the ordinary course of using and operating the Acquired Assets and in the conduct of the Business).

     (b) Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement and the Closing Documents. The execution, delivery and performance by Seller of this Agreement and the Closing Documents are within its power and have been duly authorized. Upon execution hereof, this Agreement and the Closing Documents shall constitute valid and binding agreements and obligations of Seller, enforceable against Seller in accordance with their respective terms.

     SECTION 4.2  Title to Property and Assets.
                  ----------------------------

     (a) Schedule 4.2(a) lists all leases and tenancies pursuant to which Seller is lessor or lessee of the Facilities (the "Leases"). There is not under any of such Leases any default or any claim of default which with notice or lapse of time, or both, would constitute a default by or on the part of Seller or the other parties thereto. Full, complete and accurate copies of the Leases have been delivered to the Purchaser. The Leases have not been modified since the date they were made available to Purchaser. Seller enjoys peaceful and undisturbed possession under all Leases. Except as set forth on Schedule 4.2(a), none of the property subject to a Lease where Seller is a lessee is subject to any sublease or other agreement granting the right to the use or enjoyment of the property or any portion thereof.

     (b) Except to the extent modified by the final Closing Inventory Statement, every asset set forth on Schedule A is an Acquired Asset. Except as set forth on Schedule 4.2(b), the Seller either (i) owns and has, or, upon obtaining the UCC Releases described in Section 2.2(a)(iv) will own or have, good title, free and clear of all Encumbrances, to the Acquired Assets (except to the extent modified by the Encumbrances resulting in the Encumbered Assets Adjustment), or (ii) holds valid leaseholds in such Acquired Assets, in each case under valid leases except as set forth in Schedule 4.2(b). Except as set forth in Schedule 4.2(b), Seller is not in material breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default) under any lease of any Acquired Assets leased by it.

     SECTION 4.3  Contracts; No Defaults.
                  ----------------------

     (a) Schedule 4.3(a) contains a complete and accurate list, and Seller has delivered to Purchaser a true and complete and accurate list, and Seller has delivered to Purchaser true and complete copies, of:

     (i) each Contract that involves performance of services or delivery of goods or materials by the Business of an amount or value in excess of $50,000;

     (ii) each Contract that involves performance of services or delivery of goods or materials to the Business of an amount or value in excess of $50,000;

     (iii) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by the Business in excess of $50,000;

     (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except (A) personal property leases generally known in Seller's industry as subrentals (i.e., leases of equipment and other rental items in the Ordinary Course of Business for purposes of fulfilling Seller's customer contracts) and (B) personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

     (v) each licensing agreement or other Contract with respect to Patents, Trademarks, Copyrights, or other Intellectual Property Assets, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets;

     (vi) each Contract containing covenants that in any way purport to restrict the business activity of Seller or limit the freedom of Seller or its assigns to engage in any line of business or to compete with any Person;

     (vii) each written warranty, guaranty, and or other similar undertaking by Seller with respect to contractual performance extended by the Seller or any Affiliate (each of the agreements referred to in paragraphs (i) through (vii), inclusive, are hereinafter referred to as the "Material Contracts");

     (b)   Except as set forth in Schedule 4.3(b):

     (i) the Seller is, and at all times since January 1, 1999 has been, in full compliance with all applicable terms and requirements of each Contract under which the Seller or the Business has or had any obligation or liability or by which the Seller or any of the assets owned or used by the Seller is or was bound, including, without limitation, the Material Contracts except for violations or defaults that, individually or in the aggregate, have not had and will not have a material adverse effect on the Business or the Acquired Assets;

     (ii) to the Knowledge of Seller, each other Person that has or had any obligation or liability under any Contract under which the Seller or the Business has or had any rights, including, without limitation, any of the Material Contracts, is, and at all times since January 1, 1999 has been, in full compliance with all applicable terms and requirements of such Contract; except for violations or defaults that, individually or in the aggregate, have not had and will not have a material adverse effect on the Business or the Acquired Assets;

     (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time or both) may contravene, conflict with, or result in a violation or breach of, or give the Seller or, to Seller's Knowledge, other Person party to a Material Contract the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; and

     (iv) the Seller and Parent have not given to or received from any other Person, at any time since January 1, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract.

     (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Seller under any Assigned Contract with any Person and no such Person has made written demand for such renegotiation.

     (d) The Assigned Contracts relating to the sale, design, manufacture, or provision of products or services by or to the Seller or otherwise relating to the Business have been entered into in the Ordinary Course of Business and have been entered into without the commission, on the part of Seller and Parent, of any act alone or in concert with any other Person, or any consideration having been paid or promised by Seller or any of its Affiliate, that is or would be in violation of any Legal Requirement.

     SECTION 4.4  Assigned Contracts.
                  ------------------

     (a) Schedule 4.4(a) contains a complete list of all of the Assigned Contracts. True and correct copies of all Assigned Contracts have been delivered to Purchaser. Upon assignment of the Assigned Contracts to Purchaser and assumption thereof by the Purchaser pursuant to the terms hereof, Purchaser will succeed to all rights and obligations of Seller and Parent thereunder. All of the Assigned Contracts are valid and in full force and effect against the Seller and Parent. Purchaser shall have the right to renegotiate or modify any of terms and conditions of the Assigned Contracts, subject to the agreement and consent of the other parties to such Assigned Contracts.

     SECTION 4.5  Legal Proceedings.
                  -----------------

     (a) Except as set forth on Schedule 4.5, there are no Claims, pending or, to Seller's or Parent's Knowledge, threatened, by any Person or before any Governmental Body, or before any arbitrator, nor is there any Order entered, relating to or that may adversely affect the Business or the Acquired Assets or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Transactions, and Seller or Parent have no Knowledge of any facts, circumstances or situations which may give rise to any such Claim (whether or not any of the aforementioned is covered by insurance), including, without limitation, any such Claim under tort, contract or any applicable building, zoning, anti-pollution, health or product liability laws.

     (b) Seller has delivered to Purchaser copies of all pleadings, correspondence, and other documents relating to each Claim listed in Schedule
4.5. The Claims listed in Schedule 4.5 will not have a material adverse effect on the Business or the Acquired Assets. Except as set forth on Schedule 4.5, all potential Damages and Liabilities that may result from the matters disclosed on
Schedule 4.5 are fully covered by insurance policies of the Seller, which policies are or were in full force and effect during their respective coverage periods (and to the extent such insurance policies are no longer in effect, the Seller has the present right to seek recovery thereunder).

     SECTION 4.6  Compliance With Law.
                  -------------------

     Seller and Parent are in compliance in all material respects with all Legal Requirements applicable to the Business, the Acquired Assets or the Seller. Except as set forth in Schedule 4.6, since January 1, 1998 Seller and Parent have received no notice of any violation of any applicable Legal Requirement or Order. No event has occurred or circumstance exists that (with or without notice or lapse of time or both) (A) may constitute or result in a violation by Seller and Parent of, or a failure by Seller and Parent to comply with, any applicable Legal Requirement applicable to Seller, the Business or any of the Acquired Assets, except for such violations or noncompliance that, individually or in the aggregate, have not had and will not have a material adverse effect on the Business or the Acquired Assets.

     SECTION 4.7  Taxes.  Except as disclosed on Schedule 4.7(a),
                  -----

     (a) Seller (or its Affiliate) has duly filed, and, with respect to any Tax Return required to be filed for any period ending on or prior to the Closing Date, will file, all Tax Returns required to be filed in respect of Seller or any other member of a consolidated group of which Seller is a member. Such Tax Returns were, and in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects when filed. Seller has made available to Purchaser copies of all Tax Returns filed since January 1, 1998 in respect of Seller or the Business.

     (b) Except as set forth on Schedule 4.7(b), Seller has duly paid, or made provision for the payment of and will timely pay, all Taxes relating to Seller, the Business or the Acquired Assets for all periods ending prior to or on, or including, the Closing Date. Seller has made provisions for, and will timely pay, all Taxes relating to Seller, the Business or the Acquired Assets payable after the Closing that relate to Seller's ownership of the Acquired Assets or operation of the Business prior to the Closing. There exists no proposed tax assessment against the Seller or the Business except as disclosed on Schedule 4.7(b). All Taxes that Seller is or was required to withhold or collect have been duly withheld or collected, including, without limitation, all employment related Taxes and withholdings, and, to the extent required, have been or will be timely paid to the proper Governmental Body or other Person when due, except as disclosed on Schedule 4.7(b).

     (c) There are no tax liens upon any of the properties or assets of the Business (other than liens for Taxes not yet due and payable).

     (d) There are no deficiencies asserted against Seller or the Business by any Governmental Body.

     (e) Neither Seller nor Parent have entered into any agreements or granted any waivers extending the statutory period of limitations applicable to any Tax of Seller or the Business for any period.

     (f) Except as set forth in Schedule 4.7(f), there is no claim, audit, action, suit, proceeding, or investigation now pending against, or threatened by any Governmental Body or with respect to Seller or the Business in respect of any Tax.

     (g) As of the Closing, none of the Acquired Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     SECTION 4.8  Environmental Matters.
                  ---------------------

     (a) Seller and Parent have obtained all Governmental Authorizations which are required in connection with the operations of the Seller and the Business as currently conducted under any Environmental Law, except for any failure which, on an individual or aggregate basis, have not had and could not be expected to have a material adverse effect on the Business or the Acquired Assets. Seller and each of its Environmental Affiliates is, and at all times in the past has been, in compliance with all terms and conditions of the required Governmental Authorizations and all Environmental Laws, except for any failure which, on an individual or aggregate basis, have not had and could not be expected to have a material adverse effect on the Business or the Acquired Assets. Except as set forth on
Schedule 4.8(a), Seller and Parent have no basis to expect, nor have any of them, or, to Seller's Knowledge, any other Person for whose conduct it is or may be held to be responsible, received, any actual or threatened Order or other communication from (i) any Governmental Body or private citizen or other Person or (ii) the current or prior owner or operator of any Environmental Property, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Environmental Property.

     (b) To the Knowledge of Seller and Parent, except as set forth on Schedule 4.8(a), there are no pending or, to the Knowledge of Seller or Parent, threatened Claims, Encumbrances or other restrictions of any nature resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any Environmental Property.

     (c) To the Knowledge of Seller and Parent, except as set forth on Schedule 4.8(a), neither Seller nor Parent have any basis to expect, nor has Seller or Parent nor, to the Knowledge of Seller any Environmental Affiliate, received, any Order or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Environmental Property.

     (d) Except as set forth on Schedule 4.8(a), neither Seller nor Parent, nor to the Knowledge of Seller, any Environmental Affiliate, has any Environmental, Health, and Safety Liabilities with respect to any Environmental Property, or with respect to any property geologically or hydrologically adjoining any Environmental Property.

     (e) Except as set forth on Schedule 4.8(e), there are, and there have been, no Hazardous Materials present on or in the Environment at any Environmental Property or, to the Knowledge of Seller and Parent, at any geologically or hydrologically adjoining properties, including any Hazardous Materials contained in barrels, above or underground storage tanks, pipelines, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Environmental Property or such other adjoining properties, or incorporated into any structure therein or thereon. Neither Seller nor Parent, nor, to the Knowledge of Seller and Parent, any other Person, has permitted or conducted or is aware of, any Hazardous Activity conducted with respect to any Environmental Property.

     (f) There is, and there has been, no Release or, to the Knowledge of Seller and Parent, threat of Release, of any Hazardous Materials at or from any Environmental Property, or from any geologically or hydrologically adjoining property, whether by Seller or by any Environmental Affiliate.

     (g) Seller has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, investigations, assessments, tests, or monitoring possessed or initiated by Seller or Parent pertaining to Hazardous Materials or Hazardous Activities in, on or under any Environmental Property, or concerning compliance by Seller, or any Environmental Affiliate, with Environmental Laws.

     (h) Except as set forth in Schedule 4.8(h), no Environmental Property is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or on any comparable state or local list, and neither Seller nor Parent, nor, to Seller's and Parent's Knowledge, any other Environmental Affiliate, have received any written notice from any Person under or relating to CERCLA or any comparable state or local law. Except as set forth in Schedule 4.8(h), neither of the Facilities is considered, in whole or in part, a "wetland area" as defined by federal, state or local law.

     (i) Seller and each of its Environmental Affiliates have disposed or arranged for the disposal of any Hazardous Material in compliance with all Legal Requirements, and neither Seller nor Parent, nor, to Seller's Knowledge, any of its other Environmental Affiliates, have received any written notice from any Person with respect to any off-site location of potential or actual liability or a written request for information from any Governmental Body or Person under or relating to CERCLA or any comparable state or local law.

     (j) Except as set forth in Schedule 4.8(a), neither Seller nor Parent is a party to (whether as a direct signatory or as a successor, assign or third-party beneficiary), or otherwise bound by, any Contract under which Seller or Parent are obligated by, or entitled to the benefits of, directly or indirectly, any representation, warranty, release, waiver, indemnification, covenant, restriction or other undertaking concerning Environmental Laws or the environmental condition of any Environmental Property.

     (k) Except as set forth in Schedule 4.8(a), to the Knowledge of Seller and Parent, no events have occurred and no circumstances are existing or threatened that will (i) affect the ability to comply with Environmental Laws with respect to the Facilities or would significantly increase the cost of such compliance,
(ii) affect the operation of the Facilities, or (iii) affect the ability to obtain or maintain any Governmental Authorization which is required in connection with the operations of the Business as currently conducted under any Environmental Law.

     SECTION 4.9  Employee Benefit Plans.
                  ----------------------

     (a) Each "employee benefit plan" as defined in Section 3(3) of ERISA and each other bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or other retirement plan or program, agreement or arrangement, and each other plan or policy, program, agreement or arrangement, maintained, sponsored or contributed to or required to be contributed to by Seller or Parent, or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Seller or any ERISA Affiliate would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, for the benefit of any employee (former employee), director or independent contractor performing services for the Seller or any ERISA Affiliate, whether formal or informal and whether legally binding or not, is referred to herein as a "Plan" and collectively, the "Plans".

     (b) Seller has not been obligated to contribute or contributed to any multiemployer pension plan (within the meaning of Section 3(37) of ERISA) ("Multiemployer Plan"). Seller has not incurred liability under a plan covered by Title IV of ERISA since the effective date of ERISA that has not been satisfied in full. No condition exists that presents a material risk to the Seller, any subsidiary or an ERISA Affiliate of incurring any liability under such Title. For purposes of this subsection (c), the term "ERISA Affiliate" includes, with respect to prior periods of time when such entity was an ERISA Affiliate of the Seller or, any subsidiary, an entity that is not currently an ERISA Affiliate of the Seller or any subsidiary.

     (c) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Internal Revenue Code. All contributions and premiums which the Seller, any subsidiary or an ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Seller, any subsidiary or ERISA Affiliate. Each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Seller or Parent has applied for and received a currently effective determination letter from the Internal Revenue Service stating that each such ERISA Plan is so qualified, and no event has occurred which will affect such qualified status. No amounts payable under any other plans or any other contract, agreement or arrangement with respect to which the Seller, any subsidiary or ERISA Affiliate may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m), Section 404 or
Section 280G of the Code. No event has occurred and there exists no condition or set of circumstances, in connection with which the Seller, any subsidiary or ERISA Affiliate could be subject to any liability under the plans, ERISA, the Code or any other applicable law.

     (d) There are no material pending claims, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits), including without limitation any "prohibited transaction" within the meaning of Section 406 of ERISA and Section 4975 of the Code.

     SECTION 4.10  Insurance.
                   ---------

     (a) Seller has delivered to Purchaser (i) true and complete copies of all policies of insurance covering any of the Acquired Assets to which Seller is a party or under which Seller, or any director or officer of Seller or the Business, is or has been covered at any time within the three years preceding the date of this Agreement and (ii) true and complete copies of all pending applications for policies of insurance covering any of the Acquired Assets, as well as any insurance policies covering product liability or environmental liability. The Seller and the Business are insured against all material risks usually insured against by Persons conducting a similar business and operating similar properties in the localities where the Business is currently being conducted where the Facilities are located, under policies of such types and in such amounts as are customarily carried by such Persons. The Seller has maintained such or similar types of insurance coverage at all times during the last three years, and such insurance coverage has been maintained on an occurrence (as opposed to claims made) basis, other than director and officer insurance.

     (b)   Except as set forth on Schedule 4.10(b):

           (i)  all policies described in Section 4.10(a):

                (A) are valid, outstanding and enforceable;

                (B) are issued by an insurer that is financially sound and reputable;

                (C) are sufficient for compliance with all Legal Requirements and Contracts to which Seller is a party or by which Seller is bound;

     (ii) with respect to insurance covering any loss or theft of equipment currently out on rental under a Straddle Contract or otherwise not delivered to Purchaser at Closing (but not a Missing Item), Seller shall maintain and continue such insurance in full force and effect for not less than one year following the consummation of the Transactions, and hereby assigns any proceeds of such insurance policies to Purchaser, and the Unreturned Assets Adjustment shall be reduced in an amount equal to any such proceeds received by Purchaser. Seller shall cause Purchaser to be listed as an additional loss payee on such insurance policies.

     (iii) Seller has not received (A) any refusal of coverage, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

     (iv) Seller has paid all premiums due, and has otherwise performed in all material respects all of its obligations, under each policy described in Section 4.10(a).

     (v) Seller has given notice to the insurer of all claims that may be insured thereby.

     SECTION 4.11  Consents and Approvals.
                   ----------------------

     Except as set forth on Schedule 4.11, (a) no Consent of any Governmental Body and (b) no Consent of any other Person, is required by or on behalf of Seller or Parent in connection with the execution, delivery and performance of this Agreement or the consummation the Transactions.

     SECTION 4.12  Condition and Sufficiency of Acquired Assets.
                   --------------------------------------------

     (a) Except as set forth on Schedule 4.12(a), any Acquired Assets now owned, leased or otherwise used by Seller or Parent are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put and, except as set forth in such Schedule, none of such Acquired Assets is in need of maintenance or repairs except for routine maintenance and repairs that are in the Ordinary Course of Business.

     (b) The Acquired Assets include all rights, properties and other assets presently used by Seller or in the operation of the Business (except to the extent that subrentals are required in the Ordinary Course of Business and except to the extent of the Excluded Assets), or required or necessary to permit Purchaser to conduct the Business in the same manner as it has been conducted since January 1, 1999. The execution and delivery of this Agreement and the Closing Documents, the payment by Purchaser of the Purchase Price, the filing of the UCC Releases described in Section 2.2(a)(iv) and the receipt by Purchaser of bills of sale in favor of Purchaser executed by the Secured Parties identified in Schedule 2.2(a)(iv)(A) will result in Purchaser's acquisition of valid title to the Acquired Assets, free and clear of any Encumbrance. All of the Acquired Assets are located in either California or Texas, except any Acquired Assets currently in the possession of customers or other third Persons located in other states pursuant to rental agreements or agreements to repair such Acquired Assets.

     (c) Schedule 4.12(c) is a list of all property, equipment or other assets which have been removed from the Facilities, other than the removal of obsolete items and the assets held by customers out on rental in the Ordinary Course of Business, or assets held by third parties for repair, since July 1, 1999, except for any items which cost, on an individual basis, less than $500, up to an aggregate of $25,000. None of such property, equipment or other assets are required or necessary in the conduct or operation of the Business.

     (d) Each Acquired Asset set forth on Schedule 2.2(b) is in the possession of a third party pursuant to a rental agreement or for the purpose of repairing such item of equipment.

     SECTION 4.13  No Brokers or Finders.
                   ---------------------

     Except as set forth on Schedule 4.13, neither Seller or anyone acting on its behalf (including any principal of Seller), has employed any broker or finder or incurred any liability or obligation, contingent or otherwise, for any brokerage or finder's fees or commissions or similar payments in connection with the Transactions.

     SECTION 4.14  Inventory.
                   ---------

     (a) Except as described in Section 2.2(a)(iv), as of the Closing, Seller will have valid title, free and clear of all Encumbrances, to all of the Inventory.

     (b) All Inventory, whether or not recorded in the financial statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business.

     SECTION 4.15  Intellectual Property.
                   ---------------------

     (a)  Intellectual Property Assets.  Seller owns, or has the right to use,
          ----------------------------
exclusively all Intellectual Property Assets, except for licenses to Affiliates of Seller and set forth on Schedule 4.15(a), licenses granted under the terms of the Assigned Contracts and those Intellectual Property Assets which are software licenses generally available to the public (such as the "Avail" software). Except as set forth on Schedule 4.15(a), neither Seller nor Parent have assigned, licensed or transferred, and will not assign, license or transfer, any Intellectual Property Asset to any third Person or Affiliate of Seller, and upon consummation of the Transactions, Seller shall, and Parent shall cause its Affiliates to, cease using the Intellectual Property Assets

(other than pursuant to Section 3.1(f)), and Seller shall assign and transfer the exclusive rights to all Intellectual Property Assets to Purchaser, free and clear of any Encumbrance (other than those Encumbrances imposed by licensors of Intellectual Property Assets). The term "Intellectual Property Assets" includes all of the following which are owned, used or licensed by Seller (as licensor or licensee) or otherwise related to the Business:

     (i) all trademarks, service marks, trade and trading names, logos, marketing symbols, fictional business names (including, but not limited to, the names "Duke City" and "Duke City Video"), and all protective properties therefor, including trademark and service mark registrations and applications therefor (collectively, "Marks");

     (ii) all inventions, discoveries and innovations, and all protective properties therefor, including, but not limited to, patents, utility models and applications therefor (collectively, "Patents");

     (iii) all works of authorship, artistry and creative works, and all copyrights therefor, including copyright registrations and applications therefor (collectively, "Copyrights");

            (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

     (v) all know-how, trade secrets, confidential information, customer lists, software, technical and business information and data, process specifications, plans, diagrams, drawings, and blue prints (collectively, "Trade Secrets");

            (vi)  all rights of publicity and moral rights throughout the world;

     (vii) any web sites, or domain names using the Marks, and any associated programming, source code, data or files; and

     (viii) any licenses of any of the foregoing pursuant to which the Seller has any right to the use or benefit of, or other rights with respect to, any of the foregoing.

     (b)    Agreements.  Schedule 4.15(b) contains a complete and accurate list
            ----------
and summary description, including any royalties paid or received by Seller or otherwise relating to the Business, of all Contracts relating to the Intellectual Property Assets to which Seller is a party or by which Seller is bound or otherwise relating to the Business, except for any license implied by the sale of a product or the perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which Seller is the licensee. There are no outstanding or, to Seller's and Parent's Knowledge, threatened disputes or disagreements with respect to any such agreement.

     (c)    Know-How Necessary for the Business.
            -----------------------------------

     (i) The Intellectual Property Assets are all those necessary for the operation of the Business as currently conducted. Seller is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the exclusive right to use without payment to a third party all of the Intellectual Property Assets.

     (ii) Except as listed in Schedule 4.15(c)(ii) no employee of Seller, to Seller's and Parent's Knowledge, is bound by any Contract that restricts or limits in any way (A) the scope or type of work or activity in which the employee may be engaged or (B) the ability of such employee to transfer, assign, or disclose information concerning his work to any Person.

     (d)    Patents.  Seller and the Business have no Patents.  To Seller's
            -------
Knowledge, none of the products manufactured and sold, nor any process or know-how used, by Seller or relating to the Business infringes any patent or other proprietary right of any other Person.

     (e)    Trademarks.
            ----------

     (i) Schedule 4.15(e) contains a complete and accurate list and summary description of all Marks. Seller is the owner of all right, title and interest in and to each of the Marks, free and clear of all Encumbrances, except as set forth on Schedule 4.15(e).

     (ii) All actions necessary to maintain the validity of any registration of any Mark have seen timely manner, and no such registration is subject to any actions falling due within ninety days after the Closing Date.

     (iii) No registration of a Mark has been or is now involved in any opposition, invalidation, or cancellation and no such action is, to Seller's and Parent's Knowledge, threatened with respect to any of such registrations.

     (iv) To Seller's and Parent's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

     (v) Seller and Parent have no Knowledge of any infringement of any Mark. To Seller's Knowledge, none of the Marks used by Seller or in the Business infringes or is alleged to infringe any trade name, trademark, or service mark or designation of origin of any third party.

     (f)    Copyrights.  Seller and the Business have no registered Copyrights.
            ----------

     (g)    Trade Secrets.
            -------------

     (i) Seller and Parent have taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

     (ii) Seller and Parent have good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to Seller's and Parent's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Seller and Parent) or to the detriment of Seller or the Business, except as set forth on Schedule 4.15(g). No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     (h) All material software and hardware used by the Business as currently conducted that contains or relies upon a calendar function, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and spans of dates, including, but not limited to those following January 1, 2000, assuming the proper exchange of date and time data by all devices and software with which the material software and hardware used by the Business interface.

     SECTION 4.16  Labor Issues.  With respect to any employee or employees of
                   ------------
the Seller or otherwise relating to the Business:

     (a) There is no collective bargaining, union or other labor Contract binding on Seller or the Business. No Employees are represented by any labor union for purposes of collective bargaining, and no activities the purposes of which are to achieve such representation of all or some of such Employees are ongoing or, to the Knowledge of Seller or Parent, threatened.

     (b) There has not been and there is not presently pending, existing or threatened (i) any strike, slowdown, picketing, work stoppage or boycott, (ii) any application for certification of a collective bargaining agent since January 1, 1998, and (ii) since January 1, 1998, any proceeding against or affecting Seller or the Business relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting Seller or the Business or its premises, except as set forth in Schedule 4.16(b).

     (c) No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Seller, and no such action is contemplated by Seller or the Business.

     (d) Seller and Parent have complied in all material respects with all Legal Requirements and Contracts binding upon Seller or the Business relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Seller is not liable for the payment of any compensation, Damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements or Contracts, except for any payment which, on an individual or aggregate basis, have not had and could not be expected to have a material adverse effect on the Business or the Acquired Assets. There is no litigation pending or to Seller's or Parent's Knowledge, threatened against Seller or the Business based on failure to comply with any of the foregoing Legal Requirements or Contracts.

     (e) Except as set forth on Schedule 4.16(e), Seller and the Business are not a party to any written employment contract or employment agreement with any Employee.

     (f) Seller and the Business have been and is in compliance with all applicable terms and conditions of the Worker Adjustment and Retraining Notification Act ("WARN") in connection with the Transactions. During the six month period preceding the Closing Date, Seller has not implemented a "plant closing" or "mass layoff" within the meaning of WARN.

     (g) To the Knowledge of Seller and Parent, after due inquiry, all Employees are authorized to be employed in the United States under the Immigration Reform and Control Act of 1986.

     (h) Seller has provided Purchaser with copies of all employee handbooks, Seller's company manual containing work rules and all materials relating to employee benefits.

     SECTION 4.17  Employees.  With respect to Employees:
                   ---------

     (a) Schedule 4.17(a) contains a complete and accurate list of the following information for each Employee or independent contractor of the Business, including each individual on leave of absence: name; current compensation paid or payable and any change in compensation since September 30, 1999; vacation accrued; and service credited as of December 31, 1999 for purposes of vesting and eligibility to participate under each of the Plans.

     (b) To Seller's and Parent's Knowledge, no such Employee, independent contractor or director of Seller is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between any such Employee, independent contractor or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of Seller, or (ii) the ability of Seller and Parent to conduct the Business, including any Proprietary Rights Agreement between Seller or Parent and any such employee or independent contractor. To Seller's and Parent's Knowledge, no officer or other key employee of Seller intends to terminate his employment with Seller or relating to the Business.

     (c) Schedule 4.17(c) contains a complete and accurate list of the following information for each retired employee of Seller, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, nature of benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, or other benefits.

     SECTION 4.18  Governmental Authorizations.
                   ---------------------------

     (a) Except for such Governmental Authorizations the absence of which, on an individual basis, has not had and could not be expected to have a material adverse effect on the Business or the Acquired Assets, all Governmental Authorizations that are required for the ownership or operation of the Acquired Assets or the conduct of the Business have been obtained by Seller and Parent, are in full force and effect and are set forth in Schedule 4.18, with their expiration dates, if any.

     (b) Seller is and has been in compliance in all material respects with all of such Governmental Authorizations, and Seller and Parent have not received any notice of any alleged violation (whether past or present and whether remedied or not) of, nor any threat of the suspension, revocation, modification, invalidity or limitation of, any such Governmental Authorization, nor, to Seller's and Parent's Knowledge, is there any basis for any claim of any such violation or any such threat.

     (c) All applications required to have been filed for the renewal of the Governmental Authorizations listed in Schedule 4.18 have been duly filed on a substantially timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a substantially timely basis with the appropriate Governmental Bodies.

     (d) Except as set forth on Schedule 4.18, all of such Governmental Authorizations will be effectively assigned to Purchaser upon the Closing and shall remain in full force and effect.

     SECTION 4.19  Absence of Certain Changes or Events.
                   ------------------------------------

     Except as set forth in Schedule 4.19, since September 30, 1999 Seller and Parent have conducted the Business only in the Ordinary Course of Business, maintained and preserved the assets and business relationships of the Seller and Parent relating to the Business and complied in all material respects with all applicable Legal Requirements the compliance with which is required in connection with the Business or otherwise for consummation of the Transactions. Without limiting the generality of the foregoing, Seller has not, since September 30, 1999:

     (a) permitted any material amendment or termination of any material agreement except in the Ordinary Course of Business;

     (b) entered into any transaction with any Person other than transactions which are arms-length and in the Ordinary Course of Business and do not materially impact the financial condition or prospects of Seller;

     (c) disposed of any records related to the Business or the Acquired Assets except in the Ordinary Course of Business;

     (d) disposed of or permitted to lapse any rights to the use of any Intellectual Property Asset, including the disclosure to any Person of any Trade Secret except in the Ordinary Course of Business;

     (e) granted or extended any power of attorney or acted as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

     (f) entered into any collective bargaining or union contracts or agreements;

     (g) except in the Ordinary Course of Business adopted, entered into, amended or terminated any Plans or any employment, sales representative, dealer, severance or consulting agreement, granted any increase in the compensation or benefits of any employee, or paid or provided any benefits or compensation provided under any employment, consulting or severance agreement or Plan except as may be required thereunder;

     (h) paid, discharged or satisfied any material Claims, Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of Claims, Liabilities or obligations (A) recorded in the September 30, 1999 balance sheet upon maturity or when otherwise due or (B) in the Ordinary Course of Business;

     (i)   incurred any obligation or Liability (absolute or contingent) except
(A) Liabilities incurred in the Ordinary Course of Business and (B) Liabilities arising out of, incurred in connection with, or related to the consummation of the Transactions;

     (j) (A) placed any Encumbrance on, sold, leased or otherwise disposed of or acquired any Acquired Assets, other than sales or leases of Inventory to customers in the Ordinary Course of Business, or (B) experienced any damage to, destruction or loss of any Acquired Asset, whether or not covered by insurance, materially and adversely affecting the Business, Acquired Assets or prospects of Seller as a whole;

     (k) canceled or waived any rights, Claims, credits, courses of action or rights of set-off with a value in excess of $25,000;

     (l)   defaulted under any credit agreement or other lending relationship;

     (m) except in the Ordinary Course of Business, entered into, terminated or received notice of termination of (A) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (B) any Contract or transaction involving a total remaining commitment by or to Seller of at least $50,000; or

     (n)   agreed, whether in writing or orally, to do any of the foregoing.

     SECTION 4.20  Absence of Certain Business Practices.
                   -------------------------------------

     Neither Seller nor any officer or Employee of Seller nor any other Person acting on its behalf or relating to the Business, has, directly or indirectly, within the past five years (a) given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other Person who is or may be in a position to help or hinder the Seller (or to assist Seller in connection with any actual or proposed transaction) which (i) might subject Seller or the Business to any Damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) is in violation of any Law, or (iii) if not continued in the future, might adversely affect the Seller, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Seller.

     SECTION 4.21  No Material Adverse Change.
                   --------------------------

     Except as set forth on Schedule 4.21, since September 30, 1999, there has not been any material adverse change in the Business, or the financial condition, results of operations, properties, prospects, assets or condition of the Seller or the condition of the Acquired Assets, and no event has occurred or circumstance exists that may result in such a material adverse change.

     SECTION 4.22  Customers and Suppliers.
                   -----------------------

     Schedule 4.22 sets forth a list of (i) the ten (10) largest customers of the Seller and the Business in terms of rental charges to each such customer during the twelve months ended September 30, 1999, and (ii) a list of the ten
(10) largest suppliers to the Seller and the Business in terms of purchases during the twelve months ended December 30, 1999, showing the approximate dollar amount of the total purchases from each such supplier during such period. Except to the extent set forth on Schedule 4.22, there has not been any material change in the business relationship of the Seller with any such customer or supplier, or any notice or threat to decrease, limit or otherwise modify, the services, supplies or materials such customer or supplier provides to the Seller or with respect to the Business, since September 30, 1999.

     SECTION 4.23  Effect of Transaction.
                   ---------------------

     To the Knowledge of Seller and Parent, no creditor, key employee, customer, supplier or other Person having a business relationship with Seller or the Business that is material to the Business intends to change such relationship because of the Transactions or otherwise.

     SECTION 4.24  Business Name.
                   -------------

     Except as set forth on Schedule 4.24, at all times, the Business has been conducted under the name Duke City Video, Duke City or a variant thereof.

     SECTION 4.25  Disclosure.
                   ----------

     (a) No representation or warranty of Seller or Parent in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

     (b) There is no fact known to Seller or Parent that has specific application to Seller (other than general economic or industry conditions) or the Business and that materially affects the Seller or the Business, or the financial condition, results of operations, properties, prospects, assets or condition of the Seller or the Business that has not been set forth in this Agreement and/or any Schedule hereto.

     SECTION 4.26  Solvency.  Each of Seller and Parent is, and immediately
                   --------
after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Seller and Parent, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Seller or Parent is greater than the total amount of liabilities (including contingent liabilities) of Seller or Parent, (B) the present fair salable value of the assets of the Seller or Parent is greater than the amount that will be required to pay the probable liabilities of the Seller or Parent on its debts as they become absolute and mature, (C) the Seller or Parent is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Seller or Parent does not have unreasonably small capital. Neither the Seller nor Parent is entering into the transactions contemplated hereby with an intention of defrauding creditors.

     SECTION 4.27  Valuation of Acquired Assets.  The value of the Acquired
                   ----------------------------
Assets is not more than $12,250,000. To Seller's Knowledge, in the event the Acquired Assets were sold in an orderly liquidation, the maximum amount which Seller reasonably expects to be realized upon such sale would not exceed $12,250,000.

     SECTION 4.28  Claims Against Seller and the Acquired Assets.  There are no
                   ---------------------------------------------
Claims of any kind against Seller or the Acquired Assets other than (a) those certain Claims of holders of UCC-1 financing statements filed with the Secretary of State of the states of California, Texas, New Mexico, Florida and New York, and the New York City Register (b) accounts payable of Seller and other general unsecured Claims totaling approximately

$3,500,000, (c) Claims for unpaid Taxes, and (d) Claims of The Chase Manhattan Bank and ING Equity Partners L.P. I, and/or their Affiliates. All Claims against the Acquired Assets of The Chase Manhattan Bank and ING Equity Partners L.P. I, and their Affiliates, have been waived or released, and will not be asserted in respect of the Acquired Assets. After Purchaser shall have made all payments as required under Section 2.2(b)(iv), there shall be no Claims or Encumbrances of any kind against the Acquired Assets.

     SECTION 4.29  Straddle Contracts.  All Straddle Contracts are set forth on
                   ------------------
Schedule 6.9.

        SECTION 5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller that:

     SECTION 5.1  Corporate Existence and Authorization; Contravention.
                  ----------------------------------------------------

     Purchaser is or will be duly organized, validly existing and in good standing under the laws of the State of Delaware and is or will be qualified to do business and in good standing under the laws of the State of California as of the Closing Date. The execution, delivery and performance by Purchaser of this Agreement and the Closing Documents are within Purchaser's corporate power and have been or will be duly authorized. This Agreement and the Closing Documents constitute valid and binding agreements and obligations of Purchaser, as applicable, enforceable against it in accordance with their terms.

     SECTION 5.2  Non-Contravention.
                  -----------------

     Neither the execution and delivery of this Agreement, nor the performance of Purchaser's obligations hereunder, contravene or constitute a default under
(i) any provision of its certificate of incorporation or by-laws or (ii) any applicable Legal Requirement, Contract, Order or other instrument binding upon Purchaser or its properties.

        SECTION 5.3  No Brokers or Finders.
                  ---------------------

     Neither the Purchaser nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments to any other person in connection with (i) any transaction contemplated hereunder or (ii) the sale or other disposition of any Acquired Assets.

             SECTION 6.  CERTAIN COVENANTS OF SELLER AND PURCHASER

     SECTION 6.1  Employees.
                  ---------

     (a) Seller has terminated or will terminate, effective the Closing Date, the employment of all the employees employed by the Seller immediately prior to the Closing (each, an "Employee" and collectively, the "Employees") and pay to each such Employee all wages and accrued vacation or other reimbursable personal time as of the Closing, as well as any severance pay or other compensation or benefits due upon termination of the employment of such Employee or to which such Employee is otherwise entitled.

     (b)   Schedule 6.1(b) is a list of all Employees as of the date hereof.

     SECTION 6.2  Benefit Plans; COBRA.
                  --------------------

     (a) Purchaser shall have no obligation or liability payable under any of the Plans. Seller Indemnitors shall indemnify Purchaser Indemnified Parties, pursuant to Section 7.1 hereof, for any liability that Purchaser Indemnified Parties may incur with respect to or in connection with any Plan.

     (b) Seller and Parent shall retain responsibility for all Claims arising under any Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA. Seller shall retain responsibility for, and sole liability in respect of, providing group health coverage required by Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA ("Continuation Coverage") under the terms of any Plan that is a health plan maintained by Sellers to Employees, who terminate employment at or prior to the Closing Date, and who elected such Continuation Coverage.

     SECTION 6.3  Seller Payment to Creditors.
                  ---------------------------

     Seller shall pay or otherwise satisfy in the Ordinary Course of Business all trade payables of the Seller and shall fully pay or otherwise satisfy all other Liabilities and/or obligations relating to the Business or the Acquired Assets incurred through the Closing Date, other than the Assumed Liabilities. Seller Indemnitors shall indemnify Purchaser Indemnified Parties, pursuant to
Section 7.1, for any Damages resulting from or relating to noncompliance by Purchaser and Seller with any applicable provisions of the Bulk Transfer Laws under the Uniform Commercial Code (or any similar laws) of any relevant jurisdiction.

     SECTION 6.4  Access to Records.
                  -----------------

     (a) Following the Closing, Purchaser shall give to Seller reasonable access during regular business hours (and the right to make copies at the expense of Seller) to all documents and records relating to the Business to the extent that such were delivered to Purchaser hereunder and relate to the Business as of, or prior to the Closing Date, but any such access shall be solely for the purpose of providing information necessary for (i) the collection of Accounts Receivable of the Business not assigned to Purchaser hereunder, (ii) the review of the Closing Inventory Statement, (iii) to the extent reasonably required, the satisfaction of any obligation of Seller Indemnitors under this Agreement, including but not limited to the Seller's obligation to provide or obtain the UCC Releases set forth in Section 2.2(a)(iv), (iv) the preparation of Tax Returns or (v) to satisfy a requirement of a Governmental Body. Such access shall be conducted in such manner as not to interfere unreasonably with the operations of the Business.

     (b) Following the Closing, Seller shall maintain all books, files, records and Tax Returns and supporting schedules and work papers which are not Acquired Assets and which are retained by Seller and relating to the Business for a period of not less than seven years, and Seller shall give to Purchaser reasonable access to (and the right to make copies at the expense of Purchaser of) any such books, files, records and Tax Returns and supporting schedules and work papers, but any such access shall be solely for the purpose of providing information necessary for the preparation of Tax Returns relating to the Acquired Assets, or to satisfy a requirement of a

Governmental Body and conducted in such a manner as not to interfere unreasonably with Seller's or Parent's operations. All information obtained pursuant to this Section 6.4(b) shall be kept strictly confidential, unless such information is part of the Acquired Assets. Thereafter, prior to the destruction of any such materials, Seller shall give at least 30 days prior notice to Purchaser, who shall then have the option, upon 30 days written notice, to take possession of such materials at Purchaser's expense.

     SECTION 6.5  Further Assurances.
                  ------------------

     (a) Seller and Parent (on the one hand) and Purchaser (on the other hand) each further agree that they will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the Transactions, including using their best efforts to obtain all necessary Consents and to effect all necessary registrations and filings, if any; provided, however, that neither Purchaser nor Seller shall be required to undertake any material financial burden that is not contemplated hereunder, except for the types of fees, expenses and other expenditures that are normally associated or could reasonably be expected to be incurred in connection with a sale of a business.

     (b) Following the Closing, each of Seller and Parent (on the one hand) and Purchaser (on the other hand) shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Transactions. In the event Seller or Parent should, following the Closing, receive any payments or other property with respect to assets constituting Acquired Assets hereunder, Seller shall promptly remit and transfer such funds or other property to Purchaser. In the event Purchaser should, following the Closing, receive any payments or other property with respect to or constituting the Excluded Assets, Purchaser shall promptly remit and transfer such funds or other property to Seller.

     (c) Seller and Parent shall, and Parent shall cause its Affiliates to, refer to Purchaser all inquiries from any customer under a Straddle Contract.

     (d) In the event the telephone numbers directed or assigned to the Business, the Facilities, the Seller or otherwise associated with the Marks are not transferrable, Seller and Parent shall, and Parent shall cause its Affiliates to, use their reasonable best efforts to cause such telephone numbers to be forwarded to a number designated by Purchaser.

     (e) As soon as reasonably practicable following the Closing (but in any event within 10 days following the Closing), Purchaser shall deliver to Seller a certificate satisfactory to Seller to acknowledge delivery by Seller to Purchaser of each item listed in the Avail Listing that, on the Closing Date, is physically located at the Facilities.

     SECTION 6.6  Tax Matters.
                  -----------

     (a) Except as otherwise provided in Section 6.6(b) and 6.6(c), (i) Seller Indemnitors jointly and severally shall be responsible for the payment of, and shall indemnify and hold harmless the Purchaser Indemnified Parties from, all Taxes relating to the Seller, the Business and the Acquired Assets on or prior to the Closing Date;
(ii) Purchaser shall be responsible for the payment of, and shall indemnify and hold harmless the Seller Indemnified Parties (as defined in Section 7.1(b)) from, all Taxes relating to the Acquired Assets (and the business conducted by Purchaser using the Acquired Assets) after the Closing Date; (iii) for all taxable periods which include (but do end on) the Closing Date, Seller shall be responsible for the payment of Taxes relating to the Seller and the Acquired Assets which are attributable to such taxable periods up to and including the Closing Date and Purchaser shall be responsible for the payment of Taxes relating to the Acquired Assets attributable to the day immediately following the Closing Date to the end of such taxable period. The party that has the primary obligation to do so under applicable Law shall file any Tax Return that is required to be filed in respect of Taxes described in this Section 6.6(a), and that party shall pay the Taxes shown on such Tax Return and the other party shall reimburse the filing party for its share of such Tax as determined under this Section 6.6(a) by wire transfer of immediately available funds no later than ten days after receipt of written notice that such Tax has been paid to the applicable Governmental Body.

     (b) Purchaser shall pay any sales taxes ("Transfer Taxes") incurred with respect to and as a direct result of the purchase of the Acquired Assets by Purchaser from Seller as contemplated hereunder. All other Transfer Taxes are the responsibility of Seller.

     (c) For purposes of Taxes based upon or measured by net income ("Income Taxes"), Seller and Parent shall include the net income attributable to the Seller and the Acquired Assets in its and their income through the Closing Date and shall file the appropriate Tax Returns. Seller shall be responsible for the payment of all Taxes, including, without limitation, Income Taxes imposed on Seller or Parent as a result of the transfer of the Business and the Acquired Assets to Purchaser, other than as set forth in paragraph (b) above.

     (d) Seller and Parent shall, and Parent shall cause its Affiliates to, and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return with respect to the Seller or the Acquired Assets, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes with respect to the Seller or the Acquired Assets. Such cooperation and information shall include, without limitation, providing copies of all relevant portions of Tax Returns with respect to the Seller, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party shall retain all returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless the relevant portions of such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this

Agreement. Any information obtained under this Section 6.6(d) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding and shall be used solely for the purposes set forth in the first sentence of this Section 6.6(d). Notwithstanding anything to the contrary in this Section 6.6(d), neither Seller nor Purchaser, nor any of their respective Affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this
Section 6.6(d).

     (e) Any indemnity payment that is due pursuant to this Section 6.6 shall be made not later than ten days after receipt by the party who is required to make such indemnification payment that such indemnity is due and the amount of the indemnity payment that is required to be made hereunder.

     SECTION 6.7  Internet Link Agreement
                  -----------------------

     (a) For a period of one year following the Closing Date, Purchaser shall
(i) use, on a non-exclusive basis, ShowbizMart.com for advertising and marketing on the Internet, as determined by Purchaser in its sole discretion, (ii) provide a mutual link between Purchaser's website and ShowbizMart.com, and (iii) use ShowbizMart.com as its non-exclusive Internet portal site which is both a business-to-business and business-to-consumer Internet portal site. Purchaser shall not create any link from its website to any other Internet portal site which is both (i) competitive to ShowbizMart.com, and (ii) specifically listed on Schedule 6.7.

     (b) There shall be no obligation on the part of Purchaser to compensate Seller, or provide any service to Seller, in connection with the links described in this Section 6.7.

     SECTION 6.8  Reimbursement for Facilities Rent
                  ---------------------------------

     (a) For a period commencing on the Closing Date and ending on the earlier of (i) thirty days after written notice by Purchaser to Seller of Purchaser's intent to vacate, or (ii) six months following the Closing Date (the "Term"), Purchaser shall have exclusive use of the Burbank Facility and non-exclusive use of the Dallas Facility, and in consideration therefor, Purchaser shall pay to Seller, by no later than five Business Days before the due date, the full amount of all rent, utilities and other real estate lease related monthly charges payable by Seller in respect of the Burbank Facility and in respect of such time period (during which time Purchaser shall occupy the Burbank Facility), and Purchaser shall pay to Seller, by no later than five Business Days before the due date, 50% of the full amount of all rent, utilities and other real estate lease related monthly charges payable by Seller in respect of the Dallas Facility and in respect of such time period (during which time Purchaser shall occupy the Dallas Facility). Purchaser shall not assume any liability to any Person other than to Seller as specifically stated in this Section 6.8 in connection with the Leases. Purchaser shall not create, or permit any of its guests, licensees or invitees of or onto the Facilities to create, any liability to Seller under any of the Leases. Seller agrees to remit all amounts paid by Purchaser under clauses (a) and (b) of the preceding sentence directly to the Persons to whom such amounts are due, and not to amend any Lease without the written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), if such amendment affects such Lease at any time during the Term.

     (b) Purchaser shall procure and maintain, at its sole expense, insurance of the type and in the amounts which are required to be maintained under the Leases. All such insurance shall name Parent and Seller as additional insured.

     (c) Within 10 days following the Closing, Seller shall obtain from the landlords of each of the Facilities their written consent to Purchaser's use of the Facilities during the Term. In the event Seller is unable to obtain such consents, Seller shall indemnify Purchaser from and against any Damages suffered or incurred by Purchaser as a result of any termination, eviction or other action taken by either of such landlords as a result of the occupancy of such Facilities by Purchaser. For purposes hereof, such Damages shall include any moving expenses, storage costs and Damages related to the interruption of Purchaser's business.

     (d) During the Term, Purchaser shall have the use of all furniture, fixtures and tenant improvements in the Facilities, including without limitation telephone systems, and the Groupwise Software. For a period of 60 days following the Closing, Seller and/or Parent shall use their reasonable commercial efforts to make available the Chief Technology Officer of Parent, or a similarly experienced employee, at no cost to Purchaser, upon reasonable advance notice, and during normal business hours, to provide reasonable support to Purchaser in connection with the operation of computers and software, and the transfer of data to Purchaser's computer systems. Current employees of Seller who are presently working at Parent's facilities, and who are subsequently employed by Purchaser, at Purchaser's sole option, shall be permitted by Parent and Seller to continue to work at Parent's facilities and have access to Parent's computer systems and software for a period of 90 days following the Closing, provided that such access shall be during normal business hours and shall not unduly disrupt the business activities of Parent.

     SECTION 6.9  Straddle Contracts.
                  ------------------

     (a) With respect to rental contracts for rental equipment constituting Acquired Assets to a third party which commenced prior to the Closing Date, but have not terminated prior to the Closing Date (the "Straddle Contracts"), and which are set forth on Schedule 6.9, within ten business days following collection of the receivables relating thereto, Purchaser shall pay to the Seller an amount equal to the product of (x) a fraction, the numerator of which is the number of days such equipment was rented to such third party prior to (but not including) the Closing Date pursuant to such Straddle Contract, and the denominator of which is the total number of days such equipment was rented to such third party for the entire term of the Straddle Contract, and (y) the total amount paid to Purchaser pursuant to such Straddle Contracts, less the sum of
(i) thirty percent (30%) of such total amount (as a notional amount in respect of overhead) and one hundred percent (100%) of all Direct Costs. For purposes hereof, Direct Costs shall mean all costs incurred by Purchaser in connection with the performance of such Straddle Contract for freight, subrental charges, labor, collection costs and any other cash cost directly attributable to such Straddle Contracts. Purchaser shall use its reasonable best efforts to support such Straddle Contracts and collect any receivables resulting therefrom.

     (b) Promptly after the Closing Date, Seller or Parent on behalf of Seller shall instruct all third parties to Straddle Contracts to return all equipment held by such third parties, and to remit any payments required under such Straddle Contracts, directly to Purchaser. In the event

Seller or Parent receive any payment after the Closing Date with respect to Straddle Contracts or any other rental contracts that commence after the Closing Date, Seller shall remit such amount to Purchaser within three business days of receipt.

     SECTION 6.10  DCV Security Agreement. Seller shall deliver to Purchaser the
                   ----------------------
duly and validly executed DCV Security Agreement at the Closing, and shall take such further actions as are required in order to permit Purchaser to perfect the security interest granted thereby.

     SECTION 6.11  Equitable Adjustments.  In the event it is determined at any
                   ---------------------
time that Purchaser has paid to Seller, or to Seller's designees (including, without limitation, Seller's creditors, Parent and Parent's creditors) an amount in excess of the Purchase Price (i.e. the amount actually paid is more than the amount actually due Seller under this Agreement), Seller shall, within 10 days of written notice by Purchaser, promptly remit the payment in excess of the Purchase Price to Purchaser. In the event it is determined at any time that Purchaser has paid to Seller, or to Seller's designees (including, without limitation, Seller's creditors, Parent and Parent's creditors) an amount less than the Purchase Price (i.e. the amount actually paid is less than the amount actually then due Seller under this Agreement), Seller shall, within 10 days of written notice by Purchaser, promptly remit to Seller such shortfall. Also, to the extent that amounts of insurance proceeds are received by Purchaser (pursuant to the provisions of Section 4.10(b)(ii) hereof) after the date the Closing Inventory Statement shall have been finalized between the parties or shall have been finally determined by the Auditor, if such proceeds are paid to Purchaser in connection with Unreturned Assets for which an Unreturned Assets Adjustment was made, Purchaser within 10 days of receipt of such insurance proceeds shall pay to Seller the lesser of (i) the Agreed Value of such Unreturned Assets, or (ii) such insurance proceeds.

     SECTION 6.12 Access to Certain Personnel.  Purchaser shall use its
                  ---------------------------
reasonable commercial efforts to make Gideon Uys and Chad Chavez available for a period of 90 days following the Closing to assist Seller in connection with locating Missing Assets and Unreturned Assets. Seller shall request access to Messrs. Uys and/or Chavez in writing a reasonable time prior to the desired time of access. Such access shall be during Purchaser's regular business hours and shall be conducted in such manner as not to interfere unreasonably with the operation of Purchaser's business. Any costs and expenses incurred by Purchaser and/or Messrs Uys and Chavez in connection with the foregoing shall be borne by Seller.

     SECTION 6.13 Updated UCC Searches.  Seller shall provide to Purchaser an
                  --------------------
updated Schedule 2.2(a)(iv)(A) as soon as practical after the Closing in the event any additional UCC financing statements are discovered by Seller or Seller's counsel.

                          SECTION 7.  INDEMNIFICATION

     SECTION 7.1  Indemnification.
                  ---------------

     (a) Survival of Representations and Warranties.  All representations,
         ------------------------------------------
warranties, covenants, obligations and agreements in this Agreement, the Closing Documents and any other document delivered pursuant to this Agreement, together with such exceptions to such representations, warranties, covenants, obligations and agreements as specified in any Schedule to this Agreement, shall survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, obligations and agreements will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, obligation or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, obligation or agreement, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, obligations and agreements. The remedies provided in this Section 7.1 will not be exclusive of or limit any other remedies that may be available to the parties hereto.

     (b) Indemnification by Purchaser.  From and after the Closing Date,
         ----------------------------
Purchaser shall indemnify and hold harmless Seller and its Affiliates, officers, employees and agents (collectively, the "Seller Indemnified Parties") from and against, and will pay to the Seller Indemnified Parties the amount of any and all Damages and Claims which may be made, assessed or otherwise incurred by the Seller Indemnified Parties arising from or in connection with (i) any misrepresentation or omission in, or any untruth, inaccuracy, breach, violation of, any of the representations and warranties of Purchaser in this Agreement or in any of the Closing Documents as if such representations and warranties were made on the date hereof and on the Closing Date, (ii) any breach of any of Purchaser's covenants, obligations and agreements in this Agreement, the Closing Documents, or any document or agreement delivered pursuant hereto.

     (c) Indemnification by Seller Indemnitors.  Seller Indemnitors jointly and
         -------------------------------------
severally shall indemnify and hold harmless the Purchaser Indemnified Parties from and against, and will pay to the Purchaser Indemnified Parties the amount of, any and all Damages and Claims which may be made, assessed or otherwise incurred by the Purchaser Indemnified Parties arising from or in connection with
(i) any misrepresentation or omission in, or any untruth, inaccuracy, breach, violation of, any of the representations and warranties of Seller in this Agreement or in any of the Closing Documents as if such representations and warranties were made on the date hereof and on the Closing Date, (ii) any breach or violation of any of Seller's covenants, obligations and agreements in this Agreement, the Closing Documents or any other document or agreement delivered pursuant hereto, (iii) any equipment rented by, or any services provided by, Seller or Parent prior to the Closing Date, (iv) any obligations and Liabilities not expressly assumed by Purchaser pursuant to Section 2.3 hereof or in the Assignment and Assumption Agreement, or any obligations and Liabilities expressly excluded from the Assumed Liabilities hereunder, and (v) the operations of Seller and all of its Affiliates on or prior to the Closing Date, including, without limitation, the operation and conduct of the Business. Notwithstanding the foregoing, Seller's indemnification obligations under this
Section 7.1(c) shall be reduced to the extent Purchaser receives payment for Damages suffered by Purchaser, which Damages give rise to Seller's indemnification obligation, pursuant to insurance maintained by Seller or warranty rights of Seller which are assigned to Purchaser hereby.

     (d)  Time Limitations.
          ----------------

     (i) If the Closing occurs, Seller Indemnitors shall have no liability (for indemnification or otherwise) with respect to (A) any representation or warranty other than those set forth in Sections 4.7, 4.8, 4.9, 4.13, 4.14(a), 4.26, 4.27,
4.28, or (B) any covenant, obligation or agreement to be performed and complied with on or prior to the Closing Date, other than those set forth in Sections 6.6, 7.2 and 7.3, in each case unless on or before March 31, 2003 Seller is given notice asserting a Claim with respect thereto and specifying the factual basis of that Claim in reasonable detail to the extent then known by the Purchaser Indemnified Party; a Claim with respect to Sections 4.7, 4.8, 4.9, 4.13, 4.14(a), 4.26, 4.27, 4.28, 6.6, 7.2 and 7.3 or a Claim for indemnification or reimbursement not based upon any representation or warranty or not based on any covenant, obligation or agreement to be performed and complied with on or prior to the Closing Date (including, without limitation, all Claims pursuant to Section 7.1(c)(iv) or (v) hereunder), may be made at any time, subject to any applicable statute of limitations.

     (ii) If the Closing occurs, Purchaser shall have no liability (for indemnification or otherwise) with respect to (A) any representation or warranty other than that set forth in Sections 5.3, or (B) any covenant, obligation or agreement to be performed and complied with on or prior to the Closing Date, in each case unless on or before March 31, 2003 Purchaser is given notice of a Claim with respect thereto and specifying the factual basis of that Claim in reasonable detail to the extent then known by the Seller Indemnified Party; a Claim with respect to Section 5.3 or a Claim for indemnification not based upon any representation or warranty or not based on any covenant, obligation or agreement to be performed and complied with on or prior to the Closing Date, may be made at any time, subject to any applicable statute of limitations.

     (e)  Procedure for Indemnification.  Promptly after receipt by a party
          -----------------------------
entitled to indemnification under this Section 7.1, or Sections 6.2, 6.6, 7.2 or
7.3 (an "Indemnitee") of notice of the commencement of any action, such Indemnitee shall, if a Claim in respect thereof is to be made against an indemnifying party (an "Indemnitor") under this section, give notice to the Indemnitor of the commencement thereof, but the failure so to notify the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee except to the extent the Indemnitor demonstrates that it is materially prejudiced thereby. In case any such action by a third party shall be brought against an Indemnitee and it shall give notice to the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnitee and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, the Indemnitor shall not be liable to such Indemnitee for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnitor assumes the defense of such an action, (A) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other Claims that may be made against the Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor and (B) the Indemnitor shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnitor of the commencement of any action and it does not, within ten days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnitee. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its Affiliates other than as a result of monetary damages, such Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise or settle such action, but the Indemnitor shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

     SECTION 7.2  Environmental Indemnity.
                  -----------------------

     (a) In addition to the provisions of Section 7.1, Seller and Parent, jointly and severally, will indemnify and hold harmless the Purchaser Indemnified Parties for, and will pay to the Purchaser Indemnified Parties the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

     (i) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (1) the ownership, operation, control or condition at any time on or prior to the Closing Date of any Environmental Property, or (2) any Hazardous Materials or other contaminants that were present on any Environmental Property or such other properties and assets at any time on or prior to the Closing Date; or (ii) (1) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by any Environmental Affiliate at any time on or prior to the Closing Date, or (2) any Hazardous Activities that were, or were allegedly, conducted by any Environmental Affiliate; or

     (ii) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other Damage of or to any Person, including any employee or former employee of Seller or any Environmental Affiliate, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to any Environmental Property or the operation or conduct of the Seller or the Business or the ownership or control of any of the Acquired Assets prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at any Environmental Property (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of Environmental Properties and was present or suspected to be present on any of the Environmental Properties on or prior to the Closing Date) or (ii) Released or allegedly Released by Seller or any Environmental Affiliate, at any time on or prior to the Closing Date.

     (b) The rights to indemnity set forth in this Section 7.2 shall be in addition to, and shall in no way limit or reduce rights to indemnification any party may have pursuant to Section 7.1 hereunder.

     SECTION 7.3  COBRA Indemnity.
                  ---------------

     Without limiting the provisions of Section 7.1(c), Seller Indemnitors agree to pay and be liable to the Purchaser Indemnified Parties and shall assume, indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against and in respect of any and all Damages, imposed upon, incurred by or assessed against the Purchaser Indemnified Parties and any of their employees arising by reason of or relating to any failure to comply with the continuation health care coverage requirements of section 4980B of the Code and Part 6 of Title I of ERISA which failure occurs with respect to any Employee of Seller or any qualified beneficiary of such Employee (as defined in section 4980B(g)(1) of the Code.

                             SECTION 8.  CONDITIONS

     SECTION 8.1  Conditions to Obligations of Purchaser to Close.
                  -----------------------------------------------

     The obligation of the Purchaser to purchase the Acquired Assets and to assume the Assumed Liabilities at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

     (a) All action necessary to authorize the execution, delivery and performance of this Agreement and the Closing Documents by the Seller and the consummation of the Transactions, including without limitation, the requisite Seller approvals, shall have been duly and validly taken by the Seller, and the Seller shall have full power and right to consummate the Transactions on the terms and conditions provided herein.

     (b) Purchaser's satisfaction with the results of its due diligence investigation of the Seller and the Business, including its review of the Acquired Assets, and approval by the board of directors of Purchaser and its ultimate parent company;

     (c) Purchaser shall have received, in writing and in form and substance satisfactory to Purchaser, all Governmental Authorizations, if any, required for consummation of the Transactions;

     (d) Purchaser shall have received, in writing and in form and substance satisfactory to Purchaser, all Consents required to be obtained in connection with the consummation of the Transactions, including, without limitation, the Consents of Parent's lenders in the form attached hereto as Schedule E;

     (e) Seller shall have delivered or caused to be delivered to Purchaser the documents identified in Sections 8.1(c) and 8.1(d), and each of such documents shall be in full force and effect;

     (f) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the schedules attached hereto, except those representations and warranties which are qualified as to materiality, in which case such representations and warranties must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date;

     (g) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects, except those covenants and obligations of Seller which are qualified as to materiality, in which case such covenants and obligations must have been duly performed and complied within all respects.

     (h) since September 30, 1999, there shall have been no material adverse change in the Business, or in the financial condition, results of operations, properties or prospects of the Business;

     (i) Seller shall have delivered to Purchaser a certificate, in form and content reasonably satisfactory to Purchaser, dated the Closing Date stating, among other things, that the conditions set forth in clauses (f) and (g) of this
Section 8.1 have been satisfied as at such date;

     (j) there shall not be any Legal Requirement promulgated or enacted which makes it illegal for Seller to sell the Acquired Assets or Purchaser to assume the Assumed Liabilities or any Order enjoining Seller from selling the Acquired Assets, in each case on the basis contemplated hereunder;

     (k) no action or proceeding shall have been instituted or threatened by any Governmental Body and, at what would otherwise have been the Closing Date, remain pending to restrain or prohibit any material part of the Transactions; nor shall any Governmental Body have notified any party to this Agreement that consummation of any material part of the Transactions would constitute a violation of any Legal Requirements or that it intends to commence an action or proceeding to restrain or prohibit any material part of the Transactions; unless, in either such case, such Governmental Body shall have withdrawn such notice and abandoned such action or proceeding;

     (l) Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any material adverse consequence under, (i) any applicable Legal Requirement or Order, or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

     (m) Purchaser and such Employees as Purchaser shall determine shall have executed an employment agreement upon terms mutually acceptable to Purchaser and each such Employee;

     (n) Seller shall have terminated, and Purchaser shall have hired, such of the Employees as Purchaser elects to do so at the Closing.

     (o) Purchaser and Seller shall have agreed as to the assumption by Purchaser of the Assigned Contracts;

     (p) The legal opinion of Whitman Breed Abbott & Morgan LLP, counsel to Seller, in form reasonably satisfactory to Purchaser, shall have been delivered to Purchaser.

     (q) Seller shall have delivered to Purchaser (i) Seller's Certificate of Incorporation and by-laws as in effect on the Closing Date, certified by Seller's Secretary or Assistant Secretary as being a true and correct copy thereof, (ii) the resolutions adopted by the Board of Directors of Seller authorizing Seller to enter into, and to perform all necessary actions in connection with, the Transactions, certified by Seller's Secretary or Assistant Secretary, and (iii) a certificate of the Secretary or Assistant Secretary of Seller certifying the names and true signatures of the officers of Seller authorized to sign this Agreement on behalf of Seller and the other documents to be delivered by Seller hereunder.

     (r) Seller shall have delivered to Purchaser such other documents as Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

     SECTION 8.2  Conditions to Obligations of Seller to Close.
                  --------------------------------------------

     The obligation of the Seller to sell the Acquired Assets at the Closing is subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     (a)  the conditions set forth in Sections 8.1(c), (d), (j), (k), (l) and
(o) shall have been satisfied;

     (b) Purchaser shall have tendered the Closing Date Payment in immediately available funds in accordance with the terms hereof;

     (c) [Purchaser has delivered to Seller an executed guarantee of Vitec Group Holdings (US), Inc., a Delaware corporation, guaranteeing Purchaser's payment obligations pursuant to Section 2.2];

     (d) All of the Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the schedules attached hereto (if applicable), except those representations and warranties which are qualified as to materiality, in which case such representations and warranties must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date;

     (e) All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects, except those covenants and obligations of Purchaser which are qualified as to materiality, in which case such covenants and obligations must have been duly performed and complied with in all respects.

     (f) Purchaser shall deliver to Seller the opinion of Michael Martell, Esq., in form and substance reasonably satisfactory to Seller and Parent.

                          SECTION 9.  CONFIDENTIALITY

     Seller and Parent, with respect to themselves and each of their Affiliates, agree as follows:

     SECTION 9.1  Acknowledgments by Seller.
                  -------------------------

     Seller acknowledges that

     (a) Each of its key employees, officers and directors has occupied a position of trust and confidence with Seller prior to the date of this Agreement and has become familiar with the following, any and all of which constitute confidential information of Seller (collectively, the "Confidential Information"):

     (i) any and all Trade Secrets, Copyrights and Marks and affairs of Seller, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of Seller and any other information, however documented, of Seller that is a trade secret under the laws of the State of California;

     (ii) any and all information concerning the Business and affairs of Seller (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, pricing information, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and

     (iii) any and all notes, analyses, compilations, studies, summaries and other material prepared by or for Seller containing or based, in whole or in part, on any information included in the foregoing.

     (b) Purchaser has required that Seller make the covenants set forth in Sections 9.2 and 9.3 as a condition to Purchaser's acquisition of the Acquired Assets;

     (c) the provisions of Section 9.2 and 9.3 are reasonable and necessary to protect and preserve the Business; and

     (d) Purchaser would be irreparably damaged if Seller were to breach the covenants set forth in Sections 9.2 and 9.3.

     SECTION 9.2  Confidential Information.
                  ------------------------

     Seller and Parent acknowledge and agree that all Confidential Information obtained by, or within the Knowledge of, each of them, whether before or after the date hereof, is the property of Seller, provided, however, that to the extent such Confidential Information constitutes an Acquired Asset, such Confidential Information shall become the exclusive property of Purchaser upon the Closing. Therefore, Seller and Parent agree that each of them will not, and Parent shall cause each of its Affiliates not to, at any time, disclose to any unauthorized Persons or use for their own account or for the benefit of any third party any Confidential Information, whether such information is in any Person's memory or embodied in writing or other physical form, or contained in any form of electronic format, without Purchaser's written consent, unless and to the extent (a) that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller's, Parent's or any their Affiliates' or employee's fault or the fault of any other Person bound by a duty of confidentiality to any of them or the Purchaser, or (b) permitted pursuant to
Section 6.4 or 6.6 of this Agreement. Seller and Parent agree, and Parent agrees to cause each of its Affiliates, to deliver to Purchaser at the time of execution of this Agreement, and at any other time the Purchaser may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to any of the Acquired Assets and any other Confidential Information that any of them may then possess or have under their control.

     SECTION 9.3  Nonsolicitation.
                  ---------------

     As an inducement for Purchaser to enter into this Agreement and as additional consideration for payment of the Purchase Price hereunder, Seller agrees that:

     (a) For a period of five years after the Closing Seller, Parent and their Affiliates will not, directly or indirectly, either for itself or any other Person,

     (i) induce or attempt to induce any employee of the Purchaser to leave the employ of the Purchaser, or

     (ii) in any way interfere with the relationship between the Purchaser and any employee of such Purchaser.

     (b) In the event of a breach by Seller or Parent of any covenant set forth in Section 9.3(a), the term of such covenant will be extended by the period of the duration of such breach;

     (c) Seller will not, at any time during or after the five year period, disparage the Purchaser or any of its shareholders, directors, officers, employees or agents.

     SECTION 9.4  Remedies.
                  --------

     If Seller or Parent breaches the covenants set forth in Sections 9.2 or 9.3, the Purchaser will be entitled to the following remedies:

     (a)  Damages from any Seller Indemnitor;

     (b) the right to offset any and all amounts owing to Seller under this Agreement against any and all amounts which the Purchaser claims under Section 9.4(a); and

     (c) in addition to its right to Damages and any other rights it may have, the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 9.2 and 9.3, it being agreed that money damages alone would be inadequate to compensate the Purchaser and would be an inadequate remedy for such breach.

     (d) the rights and remedies of the parties under this Section 9 are cumulative and not alternative.

                          SECTION 10.  MISCELLANEOUS

     10.1  Notices.
           -------

     All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     (a)   if to Purchaser to:

           Vitec DC Holdings Corp.
           c/o Vitec Group plc
           The Malt House
           21 London End
           Beaconsfield
           Buckinghamshire
           HP9 2HN, England
           Attention: Mr. Malcolm Baggott
           Chief Executive Officer
           Telecopy: (011) 44 1494 679 828

           with a copy to:

           Kaye, Scholer, Fierman, Hays & Handler, LLP
           1999 Avenue of the Stars, 15/th/ Floor
           Los Angeles, CA 90067
           Attention: Barry L. Dastin, Esq.
           Telecopy:  (310) 788-1200

     (b)   if to Seller to:

           Matthews Studio Equipment Group
           3111 North Kenwood Street
           Burbank, California 91505
           Attention: President

           Facsimile No.: (818) 525-5246

           with a copy to:

           Whitman Breed Abbott & Morgan LLP
           633 West Fifth Street
           Los Angeles, California 90071
           Attention: Francis W. Costello, Esq.
           Facsimile No.: (213) 896-2450

or such other address or telecopy number as such party may hereafter specify by notice to the other party. Any such notice actually received shall be deemed properly given.

     SECTION 10.2  Further Assurances.
                   ------------------

     The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and
(iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     SECTION 10.3  Binding Effect; Assignment; No Third Party Rights.
                   -------------------------------------------------

     Prior to Closing, neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Purchaser may assign any of its rights under this Agreement to any direct or indirect subsidiary of Purchaser or Vitec Group plc. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or Claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     SECTION 10.4  Amendments.
                   ----------

     This Agreement may only be amended by written agreement executed by the party to be charged with the amendment.

     SECTION 10.5  Counterparts.
                   ------------

     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

     SECTION 10.6  Expenses.
                   --------

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     SECTION 10.7  Entire Agreement.
                   ----------------

     This Agreement, the Closing Documents and the other documents and Exhibits described herein or attached or delivered pursuant hereto set forth the entire and exclusive agreement and understanding of the parties in respect of the Transactions and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, including, without limitation, that certain Letter, dated December 22, 1999, from Bexel Corporation to Matthews Studio Equipment Group, Inc., as well as any other letters between such parties prior to the date hereof.

     SECTION 10.8  Interpretation.
                   --------------

     The table of contents and the headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     SECTION 10.9  Governing Law.
                   -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed therein and without regard to conflicts of laws principles.

     SECTION 10.10  Severability.
                    ------------

     (a) Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid. If any provision or term of this Agreement is held to be invalid or unenforceable, then such provision or term shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     (b) If any of the covenants set forth in Section 9.3 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and will be effective, binding and enforceable against Seller and Parent in such lesser scope, time and geographic area as a court of competent jurisdiction determines to be adequate under the circumstances.

     SECTION 10.11  Time of the Essence
                    -------------------

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     SECTION 10.12  Waiver.
                    ------

     (a) The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no Claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the Claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     (b) Seller and its Affiliates (i) acknowledge that Kaye, Scholer, Fierman, Hays & Handler, LLP has acted in the past and currently acts as counsel to the lender in Parent's principal syndicate and has acted as counsel to Purchaser hereunder, and (ii) waive any claims, if any, arising at law or otherwise, relating, directly or indirectly, to such dual representation.

     SECTION 10.13  Jurisdiction; Service of Process; Attorney's Fees.
                    -------------------------------------------------

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In any action or arbitration arising from any provision of, or based on any right arising out of, this Agreement, the prevailing party shall be entitled to recover from the other party or parties its reasonable attorney's fees and costs, including costs of travel, defense, investigation, experts and witnesses.

     SECTION 10.14  Power of Attorney.
                    -----------------

     (a) Seller hereby constitutes Purchaser, its successors and assigns, as its true and lawful attorney, irrevocably, with full power, either in the name of Seller or in the name of Purchaser or otherwise, and Purchaser shall have the full right, power and authority, to the extent necessary or appropriate but in any event only to the extent consistent with the purpose and intent of this Agreement, to enforce any and all rights Seller may have in or with respect to any of the Acquired Assets and to sue for, collect and receive any and all sums of money due or to become due under the Acquired Assets and to file claims or take any and all action or institute (or, if previously commenced, assume control of) any proceeding (including the filing, discharge and enforcement of any lien to which Seller or Purchaser may be entitled under the laws of any state or jurisdiction) for the enforcement of such rights or the collection of any such money.

     (b) Seller agrees that the foregoing powers are coupled with an interest, are and shall be irrevocable, and shall not be terminated by operation of Law or upon the occurrence of any event, including the dissolution of Seller.

     SECTION 10.15  Public Announcements.  The parties shall not make any public
                    --------------------
announcements with respect to the Transaction without the consent of the other party, other than announcements as may be required by Law, or any stock exchange or the National Association of Securities Dealers Automated Quotation System.


                            [signature page follows]

     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the day and year first above written.

                                   PURCHASER:

                         Vitec DC Holdings Corp.

                         By: /s/ Michael Martell
                             ----------------------------
                         Name: Michael Martell
                         Title: President

                         SELLER:

                         DUKE CITY VIDEO, INC.

                         By: /s/ Gideon Uys
                             ----------------------------
                         Name: Gideon Uys
                         Title: President

                         PARENT:

                         MATTHEWS STUDIO EQUIPMENT GROUP

                         By: /s/ Carlos D. DeMattos
                             ----------------------------
                         Name: Carlos D. DeMattos
                         Title: Chairman

                         DUKE CITY HOLDINGS, INC.

                         By: /s/ Carlos D. DeMattos
                             ----------------------------
                         Name: Carlos D. DeMattos
                         Title: President